EXECUTION COPY


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                            Stock Purchase Agreement

                                  By and among

                         PHARMACEUTICAL RESOURCES, INC.,

                            KALI LABORATORIES, INC.,

                               VGS HOLDINGS, INC.

                                       AND

                               THE SHAREHOLDERS OF
                             KALI LABORATORIES, INC.



                           Dated as of: April 2, 2004



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

                                  TABLE OF CONTENTS



1.   DEFINITIONS; INTERPRETATIONS............................................1

   1.1.  DEFINITIONS.........................................................1
   1.2.  INTERPRETATIONS....................................................12

2.   THE TERMS OF THE ACQUISITION...........................................12

   2.1.  THE PURCHASE AND SALE OF THE KALI SHARES...........................12
   2.2.  PAYMENT OF PURCHASE PRICE; ALLOCATION; CASH
               PURCHASE PRICE ADJUSTMENT....................................13
   2.3.  CLOSING............................................................16
   2.4.  PURCHASE PRICE ADJUSTMENT..........................................16
   2.5.  SECTION 338 MAKE-WHOLE AMOUNT......................................18

3.   REPRESENTATIONS AND WARRANTIES RELATING TO KALI........................19

   3.1.  ORGANIZATION AND QUALIFICATION.....................................19
   3.2.  DUE AUTHORIZATION; ENFORCEABILITY..................................19
   3.3.  CAPITALIZATION; OPTIONS; SHAREHOLDER RIGHTS........................20
   3.4.  KALI ORGANIZATIONAL DOCUMENTS......................................20
   3.5.  NON-CONTRAVENTION..................................................20
   3.6.  CONSENTS...........................................................21
   3.7.  FINANCIAL STATEMENTS; RECEIVABLES AND PAYABLES;
               UNDISCLOSED LIABILITIES......................................21
   3.8.  BOOKS AND RECORDS..................................................22
   3.9.  ABSENCE OF CHANGES.................................................22
   3.10. PERMITS........................................................... 23
   3.11. LEGAL COMPLIANCE...................................................23
   3.12. EMPLOYEES AND EMPLOYEE BENEFIT PLANS AND ARRANGEMENTS..............25
   3.13. TAX MATTERS........................................................27
   3.14. ENVIRONMENTAL MATTERS..............................................28
   3.15. LITIGATION; CLAIMS.................................................29
   3.16. MATERIAL AGREEMENTS................................................29
   3.17. REAL ESTATE........................................................30
   3.18. INTELLECTUAL PROPERTY..............................................32
   3.19. DOMAIN NAMES.......................................................33
   3.20. BANK ACCOUNTS; CREDIT CARDS; CORPORATE ACCOUNTS; POWERS
               OF ATTORNEY..................................................33
   3.21. TITLE TO PROPERTIES AND ASSETS; INVENTORY..........................33
   3.22. PRODUCTS...........................................................34
   3.23. CERTAIN BUSINESS MATTERS...........................................34
   3.24. CUSTOMERS..........................................................34
   3.25. INSURANCE..........................................................35
   3.26. TRANSACTIONS WITH RELATED PARTIES..................................35
   3.27. BROKERS............................................................35

4.   REPRESENTATIONS AND WARRANTIES OF THE KALI SHAREHOLDERS................35

   4.1.  AUTHORITY TO EXECUTE AND PERFORM AGREEMENTS; ENFORCEABILITY........35
   4.2.  TITLE TO KALI SHARES...............................................36
   4.3.  LITIGATION.........................................................36
   4.4.  INVESTMENT INTENT..................................................36
   4.5.  INFORMATION........................................................36
   4.6.  ACCREDITATION......................................................36
   4.7.  ELIGIBLE S CORPORATION SHAREHOLDER.................................37

5.   REPRESENTATIONS AND WARRANTIES RELATING TO PRI.........................37

   5.1.  ORGANIZATION AND DUE AUTHORIZATION.................................37
   5.2.  NO VIOLATION; CONSENTS AND APPROVALS...............................37
   5.3.  INVESTMENT INTENT..................................................37
   5.4.  LITIGATION.........................................................37
   5.5.  BROKERS............................................................37
   5.6.  SECURITIES LAW FILINGS.............................................38

6.   COVENANTS AND AGREEMENTS...............................................38

   6.1.  CONDUCT OF THE BUSINESS............................................38
   6.2.  PRE-CLOSING ACCESS.................................................39
   6.3.  COMMERCIALLY REASONABLE EFFORTS; ANTI-TRUST FILINGS;
               FURTHER ASSURANCES...........................................40
   6.4.  NON-COMPETITION....................................................41
   6.5.  BIOSTUDIES PRODUCTION..............................................43
   6.6.  PUBLIC ANNOUNCEMENTS...............................................44
   6.7.  EMPLOYEES..........................................................44
   6.8.  RESIGNATIONS; REVOCATIONS; RELEASES................................44
   6.9.  CONFIDENTIALITY....................................................44
   6.10. NON-SOLICITATION...................................................45
   6.11. FINANCIAL STATEMENTS AND OTHER INFORMATION.........................45
   6.12. USE OF LEASED REAL PROPERTY........................................45
   6.13. ISRA/ENVIRONMENTAL COMPLIANCE......................................46
   6.14. EXCLUSIVE DEALINGS.................................................47
   6.15. COMMERCIALLY REASONABLE EFFORTS TO CLOSE...........................48
   6.16. FURTHER ASSURANCES; PERRIGO CLAIM..................................48
   6.17. SUPPLEMENTAL DISCLOSURE............................................49
   6.18. LEASES.............................................................49
   6.19. VGS LOAN...........................................................49
   6.20. CONDUCT OF KALI BUSINESS POST-CLOSING..............................49

7.   CERTAIN TAX MATTERS....................................................50

   7.1.  TAX INDEMNIFICATION................................................50
   7.2.  STRADDLE PERIOD....................................................50
   7.3.  SECTION 338(H)(10) ELECTION........................................50
   7.4.  ALLOCATIONS OF PURCHASE PRICE......................................51

   7.5.  S CORPORATION STATUS...............................................52
   7.6.  TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE...................52
   7.7.  COOPERATION ON TAX MATTERS.........................................52
   7.8.  CERTAIN TAXES......................................................53

8.   CONDITIONS TO OBLIGATION OF PRI TO CLOSE...............................53

   8.1.  AGREEMENTS AND CONDITIONS..........................................53
   8.2.  REPRESENTATIONS AND WARRANTIES.....................................53
   8.3.  NO LEGAL PROCEEDINGS...............................................53
   8.4.  KALI SHAREHOLDERS' AND OFFICERS' CERTIFICATE.......................54
   8.5.  PERRIGO RESOLUTION.................................................54
   8.6.  DEATH OR DISABILITY OF MR. SUBRAMANIAN.............................54
   8.7.  ISRA CLEARANCE.....................................................54
   8.8.  GOVERNMENTAL APPROVALS.............................................54
   8.9.  SECRETARY'S CERTIFICATE............................................54
   8.10. CERTIFICATE OF STATUS..............................................54
   8.11. CLOSING DELIVERIES.................................................54
   8.12. IP RELEASES; EMPLOYMENT REAFFIRMATIONS.............................54

9.   CONDITIONS TO OBLIGATIONS OF KALI AND THE KALI SHAREHOLDERS TO CLOSE...55

   9.1.  AGREEMENTS AND CONDITIONS..........................................55
   9.2.  REPRESENTATIONS AND WARRANTIES.....................................55
   9.3.  NO LEGAL PROCEEDINGS...............................................55
   9.4.  OFFICER'S CERTIFICATE..............................................55
   9.5.  GOVERNMENTAL APPROVALS.............................................55
   9.6.  CLOSING DELIVERIES.................................................55

10.  TERMINATION............................................................55

   10.1. TERMINATION........................................................55
   10.2. EFFECT OF TERMINATION..............................................56
   10.3. LIQUIDATED DAMAGES AND EXPENSES....................................56

11.  SURVIVAL; INDEMNIFICATION..............................................58

   11.1. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS..............58
   11.2. INDEMNIFICATION....................................................59
   11.3. PROCEDURES FOR INDEMNIFICATION.....................................60
   11.4. LIMITATIONS........................................................61
   11.5. RELATIONSHIP WITH CASH PURCHASE PRICE ADJUSTMENTS..................62
   11.6. INDEMNIFICATION WAIVER.............................................62
   11.7. ORDER OF INDEMNIFICATION...........................................62
   11.8. RESTRICTION ON TRANSFER............................................63

12.  MISCELLANEOUS..........................................................63

   12.1. FEES AND EXPENSES..................................................63
   12.2. FURTHER ASSURANCES; COOPERATION....................................63
   12.3. NOTICES............................................................63

   12.4. ENTIRE AGREEMENT...................................................64
   12.5. SEVERABILITY.......................................................64
   12.6. BINDING EFFECT; ASSIGNMENT.........................................65
   12.7. NO THIRD-PARTY BENEFICIARIES.......................................65
   12.8. COUNTERPARTS.......................................................65
   12.9. GOVERNING LAW......................................................65
   12.10. AMENDMENTS; WAIVERS...............................................65
   12.11. APPOINTMENT AND DUTIES OF THE KALI SHAREHOLDERS' REP..............65

EXHIBITS:

   Exhibit A      Subramanian Employment Agreement
   Exhibit B      Warrant Agreement
   Exhibit C      Facility Lease and Additional Terms
   Exhibit D      VGS Note

SCHEDULES:
Schedule 2.1 Number of Shares Owned
Schedule 2.2(b) Allocation of Purchase Price
Schedule 3.1 Business Qualifications
Schedule 3.3(c) Capitalization
Schedule 3.3(d) Subscription Rights
Schedule 3.3(e) Shareholder Rights
Schedule 3.5 Non-contravention
Schedule 3.6 Consents
Schedule 3.7(a) Kali Financial Statements
Schedule 3.7(d) Absence of Undisclosed Liabilities
Schedule 3.9 Absence of Certain Changes
Schedule 3.10 Permits
Schedule 3.11 Legal Compliance
Schedule 3.12(a)Employees
Schedule 3.12(b)Employment/Severance Agreements
Schedule 3.12(c)Kali Benefit Plans
Schedule 3.14(a)Environmental Laws
Schedule 3.14(d)Environmental Claims
Schedule 3.14(e)Environmental Notices
Schedule 3.14(f)Underground Storage Tanks
Schedule 3.14(g)Environmental Permits
Schedule 3.15 Litigation; Claims
Schedule 3.16(a)Kali Material Agreements
Schedule 3.16(b)Breaches; Consents
Schedule 3.17(a)Leased Real Property
Schedule 3.17(b)Real Property Leases
Schedule 3.17(c)Occupancy
Schedule 3.17(d)Lawful Operation
Schedule 3.18(a)Intellectual Property Rights
Schedule 3.18(c)Intellectual Property Claims
Schedule 3.18(d)Patents
Schedule 3.19 Domain Names
Schedule 3.20 Bank Accounts; Credit Cards; Corporate Accounts; Powers of
  Attorney
Schedule 3.21 Title to Properties
Schedule 3.22 Products
Schedule 3.23 Certain Business Matters
Schedule 3.24 Customers
Schedule 3.25 Insurance
Schedule 3.26(a)Affiliated Transactions
Schedule 4.2 Title to Kali Shares
Schedule 6.1(a) Exceptions to Conduct of Business Covenant

                            STOCK PURCHASE AGREEMENT

            STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of April 2, 2004 (the "Effective Date"), by and among Pharmaceutical Resources, Inc., a Delaware corporation ("PRI"), Kali Laboratories, Inc., a New Jersey corporation ("Kali"), VGS Holdings, Inc., a New Jersey corporation ("VGS"), and the Kali Shareholders (as defined below). Each of PRI, Kali and the Kali Shareholders is referred to herein individually, as a "Party" and collectively, as the "Parties."

                              W I T N E S S E T H:

            WHEREAS, Veerappan S. Subramanian, Ph.D. ("Mr. Subramanian"), Govindammal N. Subramanian, M.D. ("Ms. Subramanian"), The Anu Subramanian Irrevocable Trust (the "AS Trust") and The Ilango Subramanian Irrevocable Trust (the "IS Trust" and, together with Mr. Subramanian, Ms. Subramanian and the AS Trust, the "Kali Shareholders") own all of the issued and outstanding shares of capital stock of Kali (the "Kali Shares"); and

            WHEREAS, PRI desires to acquire from the Kali Shareholders, and the Kali Shareholders desire to sell to PRI, on the terms and subject to the conditions set forth herein, the Kali Shares.

            NOW, THEREFORE, in consideration of the foregoing and of the mutual representations, warranties, covenants and agreements contained herein, the Parties, intending to be legally bound hereby, agree as follows:


            1.    DEFINITIONS; INTERPRETATIONS.
                  ----------------------------

            1.1. DEFINITIONS. The following terms shall have the meanings set forth below:

            "505(B)(2) APPLICATION" means the filing of an NDA with the FDA under Section 505(b)(2) of the FDCA.

            "AAA PAYMENTS" shall have the meaning set forth in Section 2.2(d) hereof.

            "ACCOUNTANT ARBITRATOR" shall have the meaning set forth in Section 2.4(c) hereof.

            "ACCUMULATED ADJUSTMENTS ACCOUNT" means with respect to each Kali Shareholder, the allocable amount of profit of Kali that such Kali Shareholder has previously included within such Shareholder's taxable income for any year but as to which such Shareholder has not received such allocable amount.

            "ADDITIONAL AMOUNT" shall have the meaning set forth in Section 2.5(a) hereof.

            "ADDITIONAL LOAN" shall have the meaning set forth in 10.3(a)(iii) hereof.

            "AFFILIATE" of any specified Person means any other Person, directly or indirectly, controlling or controlled by, or under direct or indirect common control with, such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. Following the Closing, Kali shall be deemed to be an "Affiliate" of PRI for purposes hereof.

            "AGREEMENT" shall have the meaning set forth in the preamble hereof.

            "ANDA" means an abbreviated new drug application, as more fully defined in 21 U.S.C. Section 355.

            "ASSET ALLOCATION STATEMENT UNDER SECTION 338" shall have the meaning set forth in Section 7.4 hereof.

            "AS TRUST" shall have the meaning set forth in the recitals hereof.

            "ASSOCIATE" shall have the meaning set forth in Rule 405 promulgated under the Securities Act.

            "BANKRUPTCY AND EQUITY EXCEPTION" shall have the meaning set forth in Section 3.2 hereof.

            "BIOSTUDY" means a set of analytical studies, including pharmacokinetic (PK) studies, and clinical trials or other tests that are reasonably designed to meet FDA procedures and requirements for bioequivalence of an applicable product to the branded version thereof.

            "BOOKS AND RECORDS" means all books and records of Kali of any and every kind, including compact disks, compact disk lists, ledgers, files, reports, plans, drawings and operating records, held or maintained by, or under the control of, Kali, pertaining to its properties and assets, customers, suppliers, distributors or personnel (including directors, officers and employees), disk or tape files, printouts, runs or other computer-prepared information and its interests in all computer programs required to obtain access to, and the equipment containing, all such computer-based information, product, business and marketing plans and sales, maintenance and production records.

            "BUSINESS DAY" means any day other than a Saturday, Sunday, Federal holiday or other day that banks in the State of New York are required by Law to be closed.

            "BUSINESS INTERRUPTION EVENT" means the occurrence and continuation for a period of thirty (30) or more consecutive days at any time during the thirty (30) month-period commencing immediately after the Closing Date of one or more of the following events: (a) the failure of PRI to provide Kali, with reasonably adequate funding (including research & development or Biostudies funding), facility maintenance, equipment, personnel, executive management, in each case, reasonably necessary to permit Kali to conduct the business of Kali in a manner consistent with the manner in which the Kali Business was conducted immediately prior to the Closing (provided, that the employment of Mr. Subramanian as President of Kali shall be prima facie evidence of the provision of adequate executive management), other than any failure that is a direct result of an act or omission of Mr. Subramanian; (b) the FDA or any other Governmental Authority prohibiting or materially restricting the operation of the business of Kali; or (c) the relocation of Kali's principal facility in Somerset, New Jersey to a facility that is not fully qualified pursuant to all Laws (including FDA regulations) applicable to the development, manufacturing, packaging and shipping of Kali's products. For the avoidance of doubt, the termination of the employment of Mr. Subramanian by Par or PRI (for any reason) shall not, in and of itself, constitute a Business Interruption Event.

            "CASH PURCHASE PRICE" shall have the meaning set forth in Section 2.2(a)(i) hereof.

            "CLAIMS LIMITATION" shall have the meaning set forth in Section 11.4(a) hereof.

            "CLOSING" shall have the meaning set forth in Section 2.3(a) hereof.

            "CLOSING BALANCE SHEET" shall have the meaning set forth in Section 2.4(b) hereof.

            "CLOSING BONUSES" shall have the meaning set forth in Section 2.2(d) hereof.

            "CLOSING CERTIFICATE" shall have the meaning set forth in Section 2.4(b) hereof.

            "CLOSING DATE" shall have the meaning set forth in Section 2.3(a) hereof.

            "CLOSING PRICE" shall have the meaning set forth in Section 2.2(a)(iv) hereof.

            "CODE" means the Internal Revenue Code of 1986, as amended.

            "COMPETE" shall have the meaning set forth in Section 6.4(a)(i) hereof.

            "CONSENT" shall have the meaning set forth in Section 3.6 hereof.

            "CORPORATE  ACCOUNTS AND POWERS" shall have the meaning set forth in
Section 3.20 hereof.

            "CONTINUING  EMPLOYEES"  shall have the meaning set forth in Section
6.7 hereof.

            "CONTROLS" shall have the meaning set forth in Section 6.13(g) hereof.

            "CSA" means the Controlled Substances Import and Export Act, 21 U.S.C. Section 951 ET SEQ.

            "CURRENT GOOD MANUFACTURING PRACTICE REGULATIONS" means the current good manufacturing practice regulations set forth in 21 C.F.R. Parts 210 and 211.

            "DEA" means the U.S. Drug Enforcement Administration, or any successor Governmental Authority.

            "DEDUCTIBLE" shall have the meaning set forth in Section 11.4(a) hereof.
                                       3

            "DEFINITIVE  PRODUCT  LIST"  shall  have the  meaning  set  forth in
Section 6.4(a)(ii) hereof.

            "DETERMINATION DATE" shall have the meaning set forth in Section 6.4(a)(ii) hereof.

            "DISPUTED ITEMS" shall have the meaning set forth in Section 2.4(c) hereof.

            "DISRUPTION DAMAGES" shall have the meaning set forth in Section 6.5 hereof.

            "DMFS" shall have the meaning set forth in Section 3.11(e) hereof.

            "EFFECTIVE DATE" shall have the meaning set forth in the preamble hereof.

            "EMPLOYMENT   REAFFIRMATIONS"   means  the   reaffirmations  of  the
employment agreements entered into between Kali and each of Muthusamy Shanmugan and John Joseph.

            "ENVIRONMENTAL CLAIMS" means any and all liabilities, damages, obligations, suits, investigations, proceedings, fines, penalties, judgments, claims or other losses relating to or arising under any (i) Environmental Laws and (ii) Environmental Matters, including any liabilities, damages, obligations, suits, proceedings, fines, penalties, judgments, claims or other losses arising from any actual or alleged breach of Section 3.14 hereof.

            "ENVIRONMENTAL LAWS" means any and all Federal, state, local, municipal or foreign laws, rules, orders, regulations, statutes, ordinances, codes, guidelines, policies or requirements of any Governmental Authority regulating or imposing standards of liability or standards of conduct concerning air, water, solid waste, hazardous waste, Hazardous Materials, worker and community right-to-know, hazard communication, noise, radioactive material, resource protection, health protection, and similar environmental health and safety concerns (including the Clean Water Act, the Toxic Substances Control Act, the Clean Air Act, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Resource Conservation and Recovery Act, the Solid Waste Disposal Act, the Occupational Safety and Health Act, the New Jersey Spill Compensation and Control Act and the New Jersey Industrial Site Recovery
Act), and the laws, rules, regulations, common law, orders or directives relating to (i) the protection of the environment or the public health and welfare from actual or potential exposure (or the effects of such exposure) to any actual or potential release, discharge, disposal or emission (whether past or present) of any Hazardous Substance, (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Substance or (iii) environmental nuisance.

            "ENVIRONMENTAL MATTERS" means any matters arising out of or relating to pollution, contamination and any other matter relating to emissions, discharges, dissemination, releases or threatened releases of Hazardous Substances on or into the air, surface water, groundwater, soil, land surface or subsurface, buildings or facilities or otherwise arising out of or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and rules promulgated thereunder.

            "ESTIMATED CLOSING  CERTIFICATE" shall have the meaning set forth in
Section 2.4(a) hereof.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            "EXECUTION CASH" shall have the meaning set forth in Section 2.2(d) hereof.

            "FACILITY" means the real property occupied by Kali and located in Somerset, New Jersey, including all land, buildings, structures, improvements, fixtures, easements, licenses, appurtenances and privileges thereon or relating thereto, as more particularly described on SCHEDULE 3.17(A) hereto.

            "FAILURE TO COMPLETE BIOSTUDIES" shall have the meaning set forth in
Section 6.5 hereof.

            "FDA" means the U.S. Food and Drug Administration, or any successor Governmental Authority.

            "FDCA" means the Federal  Food,  Drug,  and Cosmetic  Act, 21 U.S.C.
Section 301 ET SEQ.

            "FORCE MAJEURE EVENT" means a cause beyond a Party's reasonable control, including, without limitation, an act of God, an act of the public enemy or terrorists, strikes, fire, flood, storm, explosion or acts of war.

            "GAAP" means generally accepted accounting principles in the U.S., as in effect from time to time.

            "GOVERNMENTAL AUTHORITY" means any U.S. Federal, state, foreign or local government or any court, tribunal, administrative agency or commission or other governmental or regulatory authority, body or agency, including any self-regulatory organization.

            "GROSS-UP" shall have the meaning as set forth in Section 2.5(b) hereof.

            "HAZARDOUS SUBSTANCES" means all chemicals, substances, wastes, contaminants, pollutants and materials (1) defined, identified or designated as hazardous, dangerous or toxic, or any similar term, pursuant to or under any applicable Environmental Law, (2) the use, discharge or release of which is regulated pursuant to or under any applicable Environmental Law and (3) that could pose a hazard to human health or the environment, including asbestos and asbestos-containing materials, oil, radioactive materials, lead-based paint, polychlorinated biphenyls ("PCBs") and petroleum or petroleum related by-products.

            "HSR ACT" means the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

            "IMPROVEMENTS" shall have the meaning set forth in Section 3.17(c) hereof.

            "INDEMNIFYING PARTY" shall have the meaning set forth in Section 11.3(a) hereof.

            "INDEMNITEE" shall have the meaning set forth in Section 11.3(a) hereof.

            "INITIAL ANDA PAYMENT" shall have the meaning set forth in Section 2.2(a)(ii) hereof.

            "INITIAL ANDA THRESHOLD" means the filing (irrespective of whether accepted for filing by the FDA), in good faith, with the FDA by Kali, PRI (or any of its Affiliates) or any Kali Development Partner, in each case, with respect to a drug technology substantially developed by Kali, of at least ten
(10) ANDAs during the period from January 1, 2004 through the date that is thirty (30) months from the Closing Date.

            "INTELLECTUAL PROPERTY RIGHTS" means patents, patent rights and patent applications, know-how, unpatented inventions, trade secrets and other similar confidential or proprietary information, service marks, trademarks, tradenames, trade dress, trade designations, copyrights, pending or issued registrations for any such copyrights, computer programs, and rights in processes, formulas and methods, technology, information, tapes, disks, flow charts, diagrams, object codes, source codes, source listings, documentation, manuals or developments; claims for infringement of U.S. and foreign patents, trademarks, service marks, trade names or copyrights and for the misappropriation of trade secrets; and rights in invention assignments and license agreements.

            "IP RELEASE" means the irrevocable release and assignment to Kali (and PRI) by each of the Kali Shareholders of all intellectual property (including inventions, ideas and discoveries, patentable or unpatentable, trade secrets and copyrightable works) that shall have been made, developed, conceived or reduced to practice by such Shareholder, either solely or jointly with others, resulting from or arising out of work performed at the Facility or with Kali's facilities, equipment and supplies, or that results from his use or knowledge of confidential or trade secret information of Kali.

            "IRS" shall have the meaning set forth in Section 3.12(g) hereof.

            "IS TRUST" shall have the meaning set forth in the recitals hereof.

            "ISRA" shall have the meaning set forth in Section 3.14(h) hereof.

            "ISRA CLEARANCE" shall have the meaning set forth in Section 6.13(b) hereof.

            "ISRA FILINGS" shall have the meaning set forth in Section 6.13(b) hereof.

            "KALI" shall have the meaning set forth in the preamble hereof.

            "KALI BENEFIT PLANS" shall have the meaning set forth in Section 3.12(c) hereof.

            "KALI BUSINESS" means the business of manufacturing, marketing, distributing, packaging, labeling and developing, researching and selling any of the Pharmaceutical Products currently or formerly manufactured, packaged, labeled, developed, researched and sold by Kali, including those products set forth on SCHEDULE 3.22 hereto.

            "KALI COMMON STOCK" shall have the meaning set forth in Section 3.3(a) hereof.

            "KALI DEVELOPMENT PARTNER" means a pharmaceutical company with which Kali has, or shall in the future, enter into a drug development agreement, including Perrigo and Eon Labs Inc.

            "KALI EMPLOYEES" shall have the meaning set forth in Section 3.12(a) hereof.

            "KALI  FINANCIAL  STATEMENTS"  shall have the  meaning  set forth in
Section 3.7(a) hereof.

            "KALI INTELLECTUAL PROPERTY RIGHTS" shall have the meaning set forth in Section 3.18(a) hereof.

            "KALI  MATERIAL  AGREEMENTS"  shall  have the  meaning  set forth in
Section 3.16(a) hereof.

            "KALI ORGANIZATIONAL  DOCUMENTS" shall have the meaning set forth in
Section 3.4 hereof.

            "KALI SHARES" shall have the meaning set forth in the recitals hereof.

            "KALI SHAREHOLDERS" shall have the meaning set forth in the recitals hereof.

            "KALI SHAREHOLDERS' REP" means Mr. Subramanian or his executor, as the case may be.

            "KALI TRANSACTION COSTS" shall have the meaning set forth in Section 2.2(d)(v) hereof.

            "KALI'S KNOWLEDGE" or "TO THE KNOWLEDGE OF KALI" means, to the extent that Kali represents and warrants itself to have knowledge as to any event, fact, condition or other matter set forth in this Agreement, the best knowledge of any of the Kali Shareholders, including Mr. Subramanian as the sole executive officer of Kali.

            "LAWS" shall have the meaning set forth in Section 3.11(a) hereof.

            "LEASED REAL PROPERTY" shall have the meaning set forth in Section 3.17(a) hereof.

            "LETTER AGREEMENT" means that certain letter agreement, dated as of January 20, 2004, by and among PRI, Kali, VGS, the Kali Shareholders and the VGS Shareholders, which was subsequently revoked.

            "LIABILITIES" means any debts, liabilities or obligations, whether absolute or contingent, asserted or unasserted, accrued or unaccrued, known or unknown, due or to become due, or fixed or unfixed.

            "LIEN(S)" means any lien, pledge, hypothecation, mortgage, security interest, claim, lease, charge, option, right of first refusal or first offer, easement, servitude, transfer restriction, voting requirement or any other encumbrance, restriction or limitation, other than any purported right(s) of Perrigo under the Option Agreement and any Lien securing the PRI Loan.

            "LOSSES" shall have the meaning set forth in Section 7.1 hereof.

            "MARKET  PRICE  PAYMENT(S)"  shall  have the  meaning  set  forth in
Section 2.2(a)(iii)(B)(y) hereof.

            "MARKET VALUE" means (i) the closing price of the PRI Common Stock, as quoted on the New York Stock Exchange (or, if applicable, the Nasdaq Stock Market), for each trading day during any five (5) consecutive trading-day period or (ii) the average of the closing prices of the PRI Common Stock, as quoted on the New York Stock Exchange (or, if applicable, the Nasdaq Stock Market), for any twenty (20) consecutive trading-day period.

            "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, operations, assets or financial condition of Kali.

            "MR. SUBRAMANIAN" shall have the meaning set forth in the recitals hereof.

            "MS. SUBRAMANIAN" shall have the meaning set forth in the recitals hereof.

            "NDA" means a new drug application filed with, and seeking the approval of any pharmaceutical product of, the FDA.

            "NEW HIRES" shall have the meaning set forth in Section 3.9(n) hereof.

            "NEW JERSEY CORPORATE TAX REIMBURSEMENT" shall have the meaning set forth in Section 2.5 hereof

            "NFA" shall have the meaning set forth in Section 6.13(b) hereof.

            "NJDEP" shall have the meaning set forth in Section 6.13(b) hereof.

            "NON-COMPETITION PERIOD" shall have the meaning set forth in Section 6.4(a)(i) hereof.

            "NON-SOLICITATION  PERIOD"  shall  have  the  meaning  set  forth in
Section 6.10 hereof.

            "OFF-SITE LOCATION" means any location other than (i) the Facility or (ii) a location impacted by migration from the Facility.

            "OPTION AGREEMENT" means that certain Option Agreement, dated August 15, 2003, by and between Kali, VGS, the Kali Shareholders, the VGS Shareholders and Perrigo.

            "PAR" means PRI's wholly owned subsidiary, Par Pharmaceutical, Inc.

            "PARTY" or "PARTIES" shall have the meaning set forth in the preamble hereof.

            "PAYEE" shall have the meaning set forth in Section 10.3(b) hereof.

            "PAYOR" shall have the meaning set forth in Section 10.3(c) hereof.

            "PERCENTAGE AMOUNT" shall have the meaning set forth in Section 10.3(a)(iv) hereof.

            "PERMITS"  means   licenses,   permits,   registrations,   consents,
authorizations and approvals of Governmental Authorities.

            "PERMITTED CAPITAL EXPENDITURES" shall have the meaning set forth in
Section 3.9(n) hereof.

            "PERMITTED  LIENS"  means (i) liens for Taxes  that are not yet due;
(ii) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like liens arising in the ordinary course of business, payments in respect of which are not yet due; and (iii) easements, rights of way, zoning restrictions and other imperfections of title or similar matters that do not adversely affect the Improvements, restrict or interfere in any material respect with the ordinary conduct of the business of Kali (as presently conducted or as presently contemplated to be conducted), affect the condition or transferability of the properties or assets of Kali or grant to any Person any option or right to acquire, lease or occupy any portion of the Leased Real Property.

            "PERRIGO" means Perrigo Generics Company and any of its Affiliates.

            "PERRIGO OFFER" means that certain letter, dated January 28, 2004, from Perrigo to Kali purporting to offer to purchase (via merger) Kali.

            "PERRIGO WAIVER" shall have the meaning set forth in Section 6.3(a) hereof.

            "PERSON" means a natural person, partnership (general or limited), corporation, joint venture, business trust, limited liability company, cooperative, association or other form of business organization (whether or not regarded as a business entity under applicable Law), trust, estate or any other entity, other than a Governmental Authority.

            "PHARMACEUTICAL PRODUCTS" means all products subject to the FDCA, the CSA or to any similar state, local or foreign Law and to the jurisdiction of the FDA, the DEA or of any analogous state, local or foreign public health agency, board of health or similar Governmental Authority that are or have been manufactured, developed, researched, tested, labeled, packaged, distributed, marketed or sold by Kali.

            "POST-EFFECTIVE  DATE VGS LOAN"  shall have the meaning set forth in
Section 2.2(d)(vi) hereof.

            "PRE-CLOSING TAX PERIOD" shall have the meaning set forth in Section
7.1 hereof.

            "PRE-OCCUPANCY LOSSES" shall have the meaning set forth in Section 11.2(a) hereof.

            "PRI" shall have the meaning set forth in the preamble hereof.

            "PRI COMMON STOCK" means the common stock of PRI, par value $0.01 per share.

            "PRI LOAN" means that certain secured loan in the principal amount of $10,000,000 made by PRI to Kali on March 30, 2004.

            "PRODUCT LIST" shall have the meaning set forth in Section 6.4(a) hereof.

            "PROPERTY(IES)" means real, personal or mixed property, tangible or intangible.

            "PROPOSED DEFINITIVE PRODUCT LIST" shall have the meaning set forth in Section 6.4(a)(ii) hereof.

            "PURCHASE PRICE" shall have the meaning set forth in Section 2.2(a) hereof.

            "REAL PROPERTY LEASES" shall have the meaning set forth in Section 3.17(b) hereof.

            "REDUCTION AMOUNT" shall have the meaning set forth in Section 2.2(d) hereof.

            "REMEDIATION AGREEMENT" shall have the meaning set forth in Section 6.13(b) hereof.

            "SEC" means the U.S. Securities and Exchange Commission.

            "SECOND ANDA PAYMENT" shall have the meaning set forth in Section 2.2(a)(ii) hereof.

            "SECOND ANDA THRESHOLD" means the filing (irrespective of whether accepted for filing by the FDA), in good faith, with the FDA by Kali, PRI (or any of its affiliates) or any Kali Development Partner, in each case, with respect to a drug technology substantially developed by Kali, of at least twenty
(20) ANDAs during the period from January 1, 2004 through the date that is thirty (30) months from the Closing Date; PROVIDED, HOWEVER, that if at least seventeen (17) of such ANDAs have been filed with the FDA prior to the date that is thirty (30) months from the Closing Date, any new drug product that Kali has completed, or is actively conducting, a Biostudy in respect thereof as of such time shall count as an ANDA filed with the FDA if such new drug product is in fact later filed with the FDA on or prior to the later of (i) thirty-six (36) month-anniversary of the Closing Date or (ii) the Subramanian Termination Date.

            "SECOND LEVEL GROSS-UP" shall have the meaning set forth in Section 2.5(c) hereof.

            "SECTION  338(H)(10)  ELECTION"  shall have the meaning set forth in
Section 7.3 hereof.

            "SECURITIES ACT" means the Securities Act of 1933, as amended.

            "SEPARATOR" shall have the meaning set forth in Section 6.3(b) hereof.

            "SEPARATOR EXPENSES" means reasonable expenses incurred by Kali to install the Separator.

            "STRADDLE PERIOD" shall have the meaning set forth in Section 7.2 hereof.

            "SUBRAMANIAN EMPLOYMENT AGREEMENT" means the employment agreement to be entered into at the Closing by and between Mr. Subramanian and Par substantially in the form of EXHIBIT A hereto.

            "SUBRAMANIAN TERMINATION DATE" means the date of termination of Mr. Subramanian's employment under the Subramanian Employment Agreement, whether by PRI, Par or Mr. Subramanian, or as a result of his death or disability.

            "TAX AUTHORITY" shall have the meaning set forth in Section 3.13(b) hereof.

            "TAXES" (or "TAX" where the context requires) means all Federal, state, county, local, foreign and other taxes (including income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital, production, transfer, withholding, employment, unemployment compensation, payroll-related and property taxes, and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including all deficiencies, interest, additions to tax or interest, and penalties with respect thereto.

            "TAX RETURNS" means all written returns, declarations, reports, forms, estimates, information returns and statements filed in respect of any Taxes and supplied to any Governmental Authority in connection with or relating to any Taxes.

            "TERMINATION DATE" shall have the meaning set forth in Section 10.1 hereof.

            "TRANSFER  TAX  REIMBURSEMENT"  shall have the  meaning set forth in
Section 2.5(b) hereof.

            "TREASURY REGULATIONS" means the rules and regulations promulgated by the U.S. Treasury Department under the Code.

            "U.S." means the United States of America.

            "VGS" shall have the meaning set forth in the preamble hereof.

            "VGS NOTE" shall have the meaning set forth in Section 2.5(d) hereof.

            "VGS SHAREHOLDERS" means Mr. Subramanian and Ms. Subramanian.

            "WARRANT AGREEMENT" means the warrant agreement to be entered into at the Closing by and between PRI and the Kali Shareholders substantially in the form of EXHIBIT B hereto.

            "WARRANTS" shall have the meaning set forth in Section 2.2(a)(iv) hereof.

            1.2.  INTERPRETATIONS.
                  ----------------

            (a) When the context in which words are used in this Agreement indicates that such is the intent, words used in the singular shall have a comparable meaning when used in the plural, and vice versa; pronouns stated in the masculine, feminine or neuter shall include each other gender.

            (b) Section and Schedule references are to this Agreement, unless otherwise specified.

            (c) The Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement.

            (d) The term "including" is not limiting and means "including, without limitation."

            (e) Unless the context clearly requires otherwise, the term "and" is not limiting and means "and/or."

            (f) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

            (g) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

            (h) This Agreement and the other agreements contemplated by this Agreement are the result of negotiations among, and have been reviewed by counsel to, the Parties hereto and are the products of all the Parties. Accordingly, they shall not be construed against any Party hereto merely because of the nature or extent of such Party's involvement in their preparation.

            (i) "Dollars" or "$" means the currency of the U.S. that, as at the time of payment, is legal tender for the payment of public and private debts.

            (j) The words "hereto," "herewith," "hereof," "hereby," "herein" and "hereunder" refer to this Agreement.


            2.    THE TERMS OF THE ACQUISITION.
                  ----------------------------


            2.1. THE PURCHASE AND SALE OF THE KALI SHARES. Subject to the terms and conditions of this Agreement, on the Closing Date, each Kali Shareholder shall sell, transfer, convey, assign and deliver to PRI, and PRI shall purchase, acquire and accept from each Kali Shareholder, all right, title and interest of such Kali Shareholder, legal and equitable, beneficial and of record, in and to the number of Kali Shares set forth opposite such Kali Shareholder's name on
SCHEDULE 2.1 hereto under the caption "Number of Shares Owned." The originally issued certificates evidencing the Kali Shares shall be delivered at the Closing by the Kali Shareholders to PRI, free and clear of all Liens and accompanied by duly executed stock powers (endorsed in blank) and with any necessary stock transfer tax stamps affixed thereto.


            2.2. PAYMENT OF PURCHASE PRICE; ALLOCATION; CASH PURCHASE PRICE ADJUSTMENT.
                  --------------------------------------------------------------

            (a) PURCHASE PRICE. As full payment of the purchase price for all of the Kali Shares (the "Purchase Price"), PRI shall:

                  (i) pay to the Kali Shareholders the aggregate sum of $129,447,000 in cash (the "Cash Purchase Price"), subject to adjustment as provided in Sections 2.2(d) and 2.4 hereof;

                  (ii) pay to the Kali Shareholders $2,500,000 in cash (the "Initial ANDA Payment") if, following the Closing, Kali shall achieve the Initial ANDA Threshold and pay to the Kali Shareholders an additional $2,500,000 in cash (the "Second ANDA Payment") if, following the Closing, Kali shall achieve the Second ANDA Threshold;

                  (iii) pay to the Kali Shareholders up to an aggregate of $5,000,000 as follows:

                  (A) (x) $1,750,000 if, at any time following the Closing Date and on or prior to the first anniversary thereof, the Market Value shall be equal to at least 110% of the Closing Price; plus

                      (y) $750,000 if, at any time following the Closing Date and on or prior to the first anniversary thereof, the Market Value shall be equal to at least 115% of the Closing Price; AND

                  (B) (x) $4,000,000 (less any payments made pursuant to clauses
(iii)(A)(x) and (y) above) if, at any time following the first anniversary of the Closing Date and prior to the last day of the thirtieth (30th) month following the Closing Date, the Market Value shall be equal to at least 120% of the Closing Price; plus

                      (y) $1,000,000 if, at any time following the first anniversary of the Closing Date and prior to the last day of the thirtieth
(30th) month following the Closing Date, the Market Value shall be equal to at least 133.3% of the Closing Price (each of the payments pursuant to clauses
(A)(x) and (y) and (B)(x) and (y) above, a "Market Price Payment" and collectively, the "Market Price Payments"); and

                  (iv) execute and deliver the Warrant Agreement to the Kali Shareholders providing for the issuance of warrants (the "Warrants") to purchase the aggregate of 150,000 shares of PRI Common Stock, at an exercise price of $57.92 per share (as adjusted for any stock dividend, stock distribution, subdivision, stock split, reverse split, stock combination, reclassification or similar event occurring after the Effective Date, the "Closing Price").

            (b) ALLOCATION. The Cash Purchase Price, as such may be adjusted pursuant to Sections 2.2(d) and 2.4 hereof, the Warrants, the Initial ANDA Payment (if any), the Second ANDA Payment (if any) and the Market Price Payments (if any) shall be allocated among the Kali Shareholders in the manner set forth on SCHEDULE 2.2(B) hereto. Each of the Kali Shareholders hereby unconditionally acknowledges such allocation and agrees that it is fair and equitable.

            (c) CASH PURCHASE PRICE. At the Closing, the Cash Purchase Price, as such may be adjusted pursuant to Section 2.4(a) hereof based on the Estimated Closing Certificate, shall be paid by PRI via wire transfer of immediately available funds to accounts of the Kali Shareholders designated in writing by the Kali Shareholders' Rep prior to the Closing.

            (d) ADJUSTMENT TO CASH PURCHASE PRICE. Following the Closing and in accordance with Section 2.4 hereof, the Cash Purchase Price shall be reduced based on the amount by which any of $6,790,000, representing the cash and cash equivalents of Kali as of December 31, 2003 (the "Execution Cash"), has been expended by Kali from December 31, 2003 until the Closing Date outside of the ordinary course of business (other than the expenditures described in clauses
(ii) through (ix) below). The amount, if any, by which the Cash Purchase Price shall be reduced (the "Reduction Amount") shall be the amount remaining after subtracting from the Execution Cash the following amounts:

                  (i) all cash and cash  equivalents  of Kali as of the  Closing
            Date;

                  (ii) all expenditures  made from December 31, 2003 through the
            Closing Date by Kali in connection with the New Hires;

                  (iii) all expenditures made from December 31, 2003 through the
            Closing Date by Kali in connection with the Permitted Capital Expenditures;

                  (iv) all expenditures  made from December 31, 2003 through the
            Closing Date by Kali in connection with purchase orders for equipment in fiscal year 2003 but for which payment has not yet been made (which amount shall not exceed $500,000);

                  (v) all  reasonable  expenditures  made from December 31, 2003 through the Closing Date by Kali to professional advisors (including attorneys, accountants and environmental consultants) engaged or retained by Kali and/or the Kali Shareholders in connection with (I) the negotiation, execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the Letter Agreement or (II) compliance with the HSR Act, ISRA or any other Law pursuant to which Kali or any Kali Shareholder is required to obtain a waiver, consent, approval, authorization or release in connection herewith, up to $400,000 (collectively, the "Kali Transaction Costs");

                  (vi) the  provision of a loan by Kali to VGS, in the aggregate principal amount of $553,189 (the "Post-Effective Date VGS Loan");

                  (vii) the Separator Expenses;

                  (viii) the  purchase of certain  drugs from Barr  Laboratories for an estimated aggregate purchase price of $450,000, the terms of which are being negotiated;

                  (ix) the  payment of unpaid  interest  on the  Perrigo  credit facility, which amount, as of the date of its payment, equaled $68,755.56; and

                  (x) all other expenditures made from December 31, 2003 through the Closing Date by Kali for obligations incurred by Kali in the ordinary course of business.

For the avoidance of doubt, the Reduction Amount, as determined above, shall not be below zero and shall include and be increased by (i) the aggregate amount of any payments made after December 31, 2003 but prior to the Closing Date to the Kali Shareholders on account of their respective Accumulated Adjustments Accounts (the "AAA Payments"), (ii) any payments made to any employees of Kali, contingent on the Closing, that are outside the ordinary course of business of Kali or pursuant to any agreement existing prior to the Effective Date (all such payments to employees, the "Closing Bonuses"), (iii) all payments of rent (and related amounts) since December 31, 2003 by Kali to VGS for the Facility and the warehouse owned by VGS and located in Piscataway, New Jersey and (iv) the payment to the Kali Shareholders of distributions to cover Tax liabilities in the aggregate amount of $90,000, as set forth in Items 4-7 of Schedule 3.9(d) hereto. Subject to the procedures set forth in Section 2.4 hereof, the Cash Purchase Price shall be reduced $1.00 for each $1.00 of the Reduction Amount, as increased above.

            (e) ANDA PAYMENTS; MARKET PRICE PAYMENTS. The Initial ANDA Payment shall be paid by wire transfer to the Kali Shareholders within ten (10) Business Days of, and subject to, the achievement of the Initial ANDA Threshold. The Second ANDA Payment (if any) shall be paid by wire transfer to the Kali Shareholders within ten (10) Business Days of, and subject to, the satisfaction of the Second ANDA Threshold. Any Market Price Payment(s) shall be paid by wire transfer to the Kali Shareholders within ten (10) Business Days of, and subject to, the achievement of the applicable Market Value condition(s) set forth in
Section 2.2(a)(iv) hereof. Notwithstanding the foregoing, neither the Initial ANDA Payment nor the Second ANDA Payment nor any Market Price Payments shall be due and payable if, at or prior to the time that the applicable condition to such payment shall have otherwise been achieved or satisfied, a material breach under Sections 6.4, 6.5, 6.9 or 6.10 hereof shall have occurred.

            (f)   RESERVATION OF RIGHTS. Subject to the limitations set forth in
Section 11 hereof, PRI shall retain all rights and remedies with respect to any breach(es) of any representation(s) and warranty(ies) contained in this Agreement by the Kali Shareholders, notwithstanding the existence of any reduction of the Cash Purchase Price effected in accordance with Sections 2.2(d) and 2.4 hereof.

            2.3.  CLOSING.
                  --------

            (a) CLOSING DATE. The closing of the purchase and sale of the Kali Shares (the "Closing") shall take place at the offices of Kirkpatrick & Lockhart LLP, 599 Lexington Avenue, New York, New York 10022, and is expected to occur at 10:00 a.m., local time, as soon as is practicable after the satisfaction and, if permitted, waiver of the conditions set forth in Sections 8 and 9 hereof and, in no event later than two (2) Business Days after such satisfaction and waiver, or at such other date, time and place as the Parties shall mutually agree (the "Closing Date").

            (b) PRI'S DELIVERY OF OTHER AGREEMENTS. Subject to the terms and conditions hereof, and in addition to the deliveries set forth in Section 2.2(a)(i) hereof and provided for elsewhere herein, at the Closing, PRI shall duly execute and deliver the following documents:

                  (i) the Warrant Agreement;

                  (ii) the Subramanian Employment Agreement; and

                  (iii) a completed IRS Form 8023 (the "Election Under Section 338 for Corporations Making Qualified Stock Purchases") duly executed by an authorized officer of PRI and countersigned by each of the Kali Shareholders, whereby PRI elects to treat the purchase of the Kali Shares as an asset acquisition under Code Section 338(h)(10).

            (c) THE KALI SHAREHOLDERS' DELIVERIES OF OTHER AGREEMENTS. Subject to the terms and conditions hereof, and in addition to the deliveries set forth in Section 2.1 hereof and provided for elsewhere herein, at the Closing, the Kali Shareholders shall, as applicable, duly execute and deliver
(i) the documents set forth in Section 2.3(b) above and (ii) certificates of Non-Foreign Status certifying that such Shareholders are not foreign Persons subject to withholding under Code Section 1445. In the case of the AS Trust and the IS Trust, the Form 8023 and certificates of Non-Foreign Status shall be executed and delivered by Anu Subramanian and Ilango Subramanian, individually as Shareholders, in view of the fact that each of the AS Trust and the IS Trust are grantor trusts as to them for income tax purposes. The completed IRS Form 8023, duly executed by PRI and each of the Kali Shareholders, shall be filed by PRI with the IRS promptly after the Closing.


            2.4.  PURCHASE PRICE ADJUSTMENT.
                  --------------------------

            (a) On or prior to the Closing Date, the Kali Shareholders and Kali shall deliver to PRI a certificate of the Chief Executive Officer of Kali (the "Estimated Closing Certificate") accurately reflecting (on an estimated basis) all cash expenditures and distributions made by Kali from December 31, 2003 through the Closing Date and the estimated Reduction Amount. The Cash Purchase Price payable at the Closing shall be reduced in accordance with
Section 2.2(d) hereof, based on the estimated determination of the Reduction Amount prior to the Closing, and the portion of such Cash Purchase Price allocable to each Kali Shareholder shall be so reduced as agreed upon by the Kali Shareholders.

            (b) Within sixty (60) days after the Closing Date, PRI shall deliver to the Kali Shareholders' Rep (i) a certificate of the Chief Financial Officer of PRI (the "Closing Certificate") setting forth such Officer's determination of the Reduction Amount and (ii) a balance sheet of Kali (the

"Closing Balance Sheet"), which shall be audited by PRI's regular independent auditors and prepared in accordance with GAAP and shall fairly present, in all material respects, the financial position of Kali as of the Closing Date.

            (c) The Kali Shareholders' Rep shall have sixty (60) days from the date on which the Closing Certificate shall have been delivered by PRI to the Kali Shareholders' Rep to raise any objection(s) to the Closing Certificate, but only as it relates to the determination of the Reduction Amount, by delivery of written notice to PRI setting forth such objection(s) in reasonable detail (the "Disputed Items"). In the event that the Kali Shareholders' Rep shall fail to so deliver such written objection(s) with respect to the Closing Certificate within such sixty- (60) day period, then the Closing Certificate shall be deemed final for purposes of this Section 2.4. In the event that any such objection(s) are so delivered, the Closing Certificate shall be deemed not final and PRI and the Kali Shareholders' Rep shall attempt, in good faith, to resolve the Disputed Items and, if they are unable to resolve all of the Disputed Items within fifteen (15) Business Days of delivery of such notice, shall, within ten (10) Business Days thereafter (or such earlier date as mutually agreed), designate a nationally recognized firm of independent public accountants, mutually agreeable to PRI and the Kali Shareholders' Rep (the "Accountant Arbitrator"). In the event that PRI and the Kali Shareholders' Rep are unable to agree on the Accountant Arbitrator within such ten- (10) Business Day period, the Accountant Arbitrator shall be designated jointly by the independent accountants of PRI and the Kali Shareholders' Rep (which may be Kali's former independent accountants) within ten (10) Business Days thereafter. The Accountant Arbitrator shall resolve all remaining Disputed Items in accordance herewith within twenty (20) Business Days from the date of its designation. In connection with the foregoing, the Accountant Arbitrator shall be instructed to, and shall, (i) limit its determination(s) only to the remaining Disputed Items and the determination of the Reduction Amount, (ii) make its determination(s) as to each remaining Disputed Item based upon Section 2.2(d) hereof and (iii) not assign a value to any remaining Disputed Item greater than the higher value for such Disputed Item claimed by either PRI or the Kali Shareholders' Rep or less than the lower value for such Disputed Item claimed by either PRI or the Kali Shareholders' Rep. All determinations by the Accountant Arbitrator shall be final and binding upon PRI and the Kali Shareholders for purposes of this
Section 2.4. The fees and expenses of the Accountant Arbitrator shall borne by PRI unless the Accountant Arbitrator shall provide otherwise.

            (d) At such time as the Closing Certificate shall become final in accordance with Section 2.4(c) hereof, the Cash Purchase Price shall be adjusted in accordance with Section 2.2(d) hereof based on the Closing Certificate, as finally determined pursuant to Section 2.4(c) hereof. In the event that the Cash Purchase Price paid at the Closing pursuant to Sections 2.2(a)(i) hereof shall be more than the Cash Purchase Price as determined and adjusted pursuant to this
Section 2.4(d), the amount of such excess (which under no circumstances shall be greater than the Execution Cash amount (x) less the cash and cash equivalents of Kali as of the Closing Date (which amount may not be below zero) plus (y) the amounts actually paid by Kali with respect to the items described in clauses (i) through (iv) of the final paragraph of Section 2.2(d) hereof) shall be paid to PRI by the Kali Shareholders. Any payment to be made pursuant to this Section 2.4(d) shall be made, within five (5) Business Days from the date that the Closing Certificate is finally determined pursuant to Section 2.4(c) hereof, by the Kali Shareholders to PRI via wire transfer of immediately available funds, to an account of PRI designated in writing to the Kali Shareholders' Rep. Any amount determined to be due under this Section 2.4(d), in accordance with the procedures set forth in this Section 2.4, shall be subject to offset by the Kali

Shareholders against any amounts owing to any Kali Shareholder under Section 2.5 hereof.


            2.5 SECTION 338 MAKE-WHOLE AMOUNT. (a) If, as a result of the making of the Section 338(h)(10) Election and the allocation of the Cash Purchase Price among the assets of Kali in accordance with Section 7.4 hereof, Kali realizes ordinary income (rather than capital gains) on the deemed sale of its assets that, in turn, passes-through to the Kali Shareholders, PRI shall pay to the Kali Shareholders' Rep, for the benefit of the Kali Shareholders' Rep, in his capacity as a Kali Shareholder, and for the other Kali Shareholders, an additional amount (the "Additional Amount"), which Additional Amount shall be determined as follows: (i) the Cash Purchase Price shall be allocated among the assets of Kali as provided in Section 7.4 hereof; (ii) the independent public accountants of PRI shall determine the gain realized by Kali with respect to its Classes of Assets (as set forth in IRS Form 8883); and (iii) the amount of such gains that are treated for tax purposes as ordinary gains shall be multiplied by twenty (20%) percent.

            (b) In addition, PRI shall provide the Kali Shareholders' Rep with sufficient funds (the "New Jersey Corporate Tax Reimbursement"), so as to enable the Kali Shareholders, on behalf of Kali, to pay any New Jersey Business Corporation Tax imposed upon Kali resulting from the deemed sales of its assets upon the making of the Section 338(h)(10) Election, which New Jersey Corporate Tax Reimbursement shall be calculated and determined by the independent public accountants of PRI. The Parties hereby agree that, in determining the amount realized for purposes of computing the New Jersey Corporate Tax Reimbursement, each of the Initial ANDA Payment, the Second ANDA Payment and the Market Price Payments shall be valued at zero. PRI shall also reimburse the Kali Shareholders for all transfer, real property transfer, sales, stamp, registration and similar Taxes and fees that would not have been incurred but for the making of the
Section 338(h)(10) Elections (the "Transfer Tax Reimbursement"). The Additional Amount, the New Jersey Corporate Tax Reimbursement and the Transfer Tax Reimbursement are hereinafter collectively referred to as the "Gross-Up".

            (c) PRI shall also pay the Kali Shareholders an amount (the "Second Level Gross-Up") equal to twenty-five (25%) of the amount of the Gross-Up, so as to make the Kali Shareholders whole for any additional Federal or New Jersey State personal income taxes, and to reimburse them for any additional New Jersey Business Corporation Taxes, resulting from the payment of the Gross-Up. Both the Gross-Up and the Second Level Gross-Up shall be allocated in accordance with Section 7.4 hereof. The Additional Amount and the Transfer Tax Reimbursement, together with the Second Level Gross-Up attributable to the Additional Amount and the Transfer Tax Reimbursement, shall be payable by PRI to the Kali Shareholders' Rep (on behalf of the Kali Shareholders) within five (5) Business Day following such time as the Closing Certificate becomes final under
Section 2.4 hereof. Although the independent public accountants of PRI shall calculate the New Jersey Corporate Tax Reimbursement and the Second Level Gross-Up attributable thereto and present such calculations at such time as the Closing Certificate becomes final in accordance with Section 2.4 hereof, PRI shall not be required to pay to the Kali Shareholders' Rep, for the benefit of the Kali Shareholders' Rep in his capacity as a Kali Shareholder and for the other Kali Shareholders, the New Jersey Corporate Tax Reimbursement and the Second Level Gross-Up attributable thereto until five (5) Business Days after the Kali Shareholders' Rep has presented to PRI a final New Jersey corporate income tax return for Kali, as filed with the State of New Jersey, showing the payment of all New Jersey corporate income taxes due for the taxable year commencing on January 1, 2004 through the Closing Date (including the amount of the New Jersey Corporate Tax Reimbursement), and has provided PRI with such additional documentation, as PRI shall reasonably request, evidencing the payment by Kali of all New Jersey corporate income taxes due for such taxable year.

            (d) PRI shall have the right to offset against the amount of any Gross-Up or Second Level Gross-Up payable to the Kali Shareholders under this
Section 2.5 the then outstanding principal amount and accrued interest thereon of that certain secured Promissory Note dated as of the Closing Date to be issued by VGS to Kali in the initial principal amount of $2,688,189 (the "VGS Note"), a copy of which is attached hereto as Exhibit D, as evidence of VGS's indebtedness to Kali as of the Closing. The Kali Shareholders hereby agree that, to the extent that PRI exercises, in its sole and absolute discretion, such right of offset at such time(s) as the amount of any Gross-Up or Second Level Gross-Up would otherwise be payable under this Section 2.5, such offset shall constitute payment of the Gross-Up and the Second Level Gross-Up at such time(s) to the extent thereof.


            3.  REPRESENTATIONS  AND WARRANTIES RELATING TO KALI.
                -------------------------------------------------
Kali and the Kali Shareholders hereby represent and warrant to PRI as follows:

            3.1 ORGANIZATION AND QUALIFICATION. Kali is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Kali has no subsidiaries and does not own or hold, directly or indirectly, any equity or economic interest in any other Person. Kali has the power and authority to own, lease and operate its assets and properties and to carry on its business as presently conducted. Kali is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of its business and the location of its property requires such qualification, except where the failure to be so could not reasonably be expected to have a Material Adverse Effect. Kali is presently qualified to do business in the jurisdiction set forth on SCHEDULE 3.1 hereto.

            3.2 DUE AUTHORIZATION; ENFORCEABILITY. Kali has the requisite corporate power and authority to execute and deliver this Agreement and the other agreements contemplated hereby to which it is (or will be) a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other agreements contemplated hereby to which Kali is (or will be) a party and the performance and consummation of the transactions contemplated hereby and thereby by Kali have been duly authorized by all necessary corporate action on the part of Kali. This Agreement and the other agreements contemplated hereby to which Kali is (or will be) a party have been duly executed and delivered by Kali and, subject to the due authorization, execution and delivery of such agreements by the other parties thereto, this Agreement and such other agreements contemplated hereby constitute (or will constitute when executed subsequent to the Effective Date) valid and binding obligations of Kali, enforceable against Kali in accordance with their respective terms, except as such enforcement may be affected by bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditor's rights generally and except for general principles of equity (the "Bankruptcy and Equity Exception").

            3.3   CAPITALIZATION; OPTIONS; SHAREHOLDER RIGHTS.
                  -------------------------------------------

            (a) The authorized capital stock of Kali consists solely of 10,000 shares of common stock, no par value (the "Kali Common Stock"), of which 100 shares are designated as voting, and 9,900 shares are designated as non-voting, common stock.

            (b) There are, and on the Closing Date there will be, 10,000 shares of Kali Common Stock issued and outstanding, and there are not, and will not be on such Date, any other shares of capital stock of Kali issued or outstanding.

            (c) All of the issued and outstanding shares of Kali Common Stock have been duly authorized and are validly issued, fully paid and non-assessable. All outstanding shares of Kali Common Stock are owned, beneficially and of record, in the respective amounts set forth opposite the names of the holders thereof on SCHEDULE 3.3(c) hereto.

            (d) Except as set forth on SCHEDULE 3.3(d) hereto, there are, and on the Closing Date there will be, no outstanding obligations, options, warrants, convertible or exchangeable securities, subscriptions or other commitments or rights (matured or contingent) of any nature to acquire or subscribe for any shares of capital stock or other equity interest of or in Kali.

            (e) There are, and on the Closing Date there will be, no bonds, debentures, notes or other indebtedness of Kali having the right to vote (or convertible into or exchangeable for, securities having the right to vote) on any matter on which the shareholders of Kali may vote. Except as set forth on
SCHEDULE 3.3(e) hereto, there are, and on the Closing Date there will be, no preemptive rights, rights of first refusal or first offer, change of control or similar rights, anti-dilution protections, accelerated vesting rights or other rights that any shareholder, officer, employee or director of Kali or any other Person would be entitled to exercise or invoke as a result of, or in connection with, the transactions contemplated hereby or otherwise.

            (f) At the Closing, PRI shall acquire, and the Kali Shareholders shall transfer and convey, good and marketable title to the Kali Shares, free and clear of all Liens.


            3.4 KALI ORGANIZATIONAL DOCUMENTS. True and complete copies of Kali's Certificate of Incorporation and By-laws, as in effect on the Effective Date (collectively, the "Kali Organizational Documents"), have been delivered to PRI. True and complete copies of the minute books, stock books and stock transfer records of Kali shall be provided to PRI or its counsel on or prior to the Closing, in substantially the substance and form as they have been provided to PRI and its counsel prior to the Effective Date.


            3.5 NON-CONTRAVENTION. Except as set forth on SCHEDULE 3.5 hereto, the execution and delivery of this Agreement and the other agreements contemplated hereby do not (or will not when executed subsequent to the Effective Date), and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with, or result in any violation or breach of any provision of the Kali Organizational Documents, (ii) assuming receipt of the Consents referred to in Section 3.6 hereof (including the exceptions therein), conflict with or violate any Law applicable to Kali or any of its assets or operations or any Permit applicable to Kali or (iii) assuming receipt of the Consents referred to in Section 3.6 hereof (including the exceptions therein), result in (x) any violation or breach of, constitute (with or without notice or lapse of time or both) a default under or conflict with (or give rise to a right of termination, amendment, cancellation or acceleration of any material obligation or loss of any benefit under) the provisions of any lease, contract or other agreement to which Kali is a party or by which it or any of its properties or assets is otherwise bound or (y) the imposition of any Lien on any of the properties or assets of Kali.


            3.6 CONSENTS. Except for any filings (and the lapse of any waiting period) under the HSR Act, obtaining ISRA Clearance and any blue-sky or other securities Law filings, except as set forth on SCHEDULE 3.6 hereto, no consent, approval or authorization of, or declaration or filing with, any Governmental Authority or Person (a "Consent") is required on the part of Kali in connection with its execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. Except as set forth on
SCHEDULE 3.6, there are no payments, Liabilities or obligations under or pursuant to any Law or any contract or other agreement to which Kali is a party or is otherwise bound by that are required to be made, incurred or performed by Kali (or its successors) arising out of or as a result of the transactions contemplated by this Agreement.


            3.7 FINANCIAL STATEMENTS; RECEIVABLES AND PAYABLES; UNDISCLOSED LIABILITIES.
                  --------------------------------------------------------------

            (a) (x) The unaudited balance sheets and related statements of income and retained earnings, shareholders' equity and cash flows for Kali as at, and for the fiscal years ended on, December 31, 2002 and 2001 and (y) the audited balance sheet and related statements of income and retained earnings, shareholders' equity and cash flows for Kali as at, and for the fiscal year ended on, December 31, 2003 (collectively, the "Kali Financial Statements"), true and complete copies of which have been previously delivered to PRI, are attached hereto as SCHEDULE 3.7(a).

            (b) The Kali Financial Statements were prepared in accordance with GAAP consistently applied (except that no footnotes have been prepared for the unaudited financial statements referred to in Section 3.7(a) hereof) during the periods presented and fairly present, in all material respects, the financial position of Kali and the results of operations of Kali as at the respective dates shown and for the respective fiscal years covered thereby.

            (c) All accounts and notes receivable reflected on the latest balance sheet contained in the Kali Financial Statements have arisen from BONA FIDE transactions in the ordinary course of business and are good and fully collectible in the ordinary course of business at the aggregate recorded amounts thereof, net of any reserves in respect thereto set forth on the Kali Financial Statements. All accounts and notes receivable of Kali that arose after December 31, 2003 through the Effective Date and that will arise after the Effective Date through the Closing Date are the result of BONA FIDE transactions in the ordinary course of business and are good and fully collectible in the ordinary course of business at the aggregate recorded amounts thereof, net of any reserves in respect thereto set forth, consistent with past practice, on the financial books and records of Kali. There are no recoupments, set-offs or counterclaims in respect of any such receivables. All accounts payable of Kali, as reflected on the Kali Financial Statements or arising after December 31, 2003, are the result of BONA FIDE transactions in the ordinary course of business consistent with past practice. Kali has repaid in full that certain loan in the principal amount of $10,000,000 previously owed to Perrigo, including all accrued and unpaid interest thereon.

            (d) Kali does not have any material Liabilities, including guarantees or indemnities by Kali of the Liabilities of any other Person, other than (i) Liabilities as and to the extent reflected on the December 31, 2003 balance sheet of Kali contained in the Kali Financial Statements; (ii) Liabilities incurred by Kali since December 31, 2003 (none of which is a material Liability for breach of contract or warranty, tort, infringement, violation of Law, claim or lawsuit) in the ordinary course of business consistent with past practice and adequately reflected on the financial books and records of Kali; (iii) obligations of Kali under the express terms of any existing contracts and agreements; and (iv) as set forth on SCHEDULE 3.7(d) hereto.


            3.8 BOOKS AND RECORDS. Kali has, and has maintained since January 1, 2002, Books and Records that, in reasonable detail, accurately reflect the transactions and business affairs of Kali in all material respects.


            3.9 ABSENCE OF CHANGES. Except as set forth on SCHEDULE 3.9 hereto and for any AAA Payments made after the Effective Date, since December 31, 2003 (or, in respect of clauses (d), (e) and (g) below, since September 30, 2003), there has not been (except as expressly contemplated by this Agreement):

            (a) any material adverse change in the operations, assets or financial condition of Kali;

            (b) the repayment of any indebtedness or any borrowing of (or agreement to borrow) any money or any Liabilities incurred by Kali, other than current liabilities incurred in the ordinary course of business;

            (c) the waiver of any valuable right of Kali or the cancellation or reduction of any material debt or claim held by Kali;

            (d)   any   declaration   or  payment  of  dividends  on,  or  other
distributions (Tax-related or otherwise) with respect to, or any direct or indirect redemption or repurchase of, any shares of the capital stock of Kali;

            (e) any disbursement, payment or transfer of assets or property by Kali to any of its officers or directors or to any of the Kali Shareholders or any family member, Affiliate or Associate thereof or related Person thereto, other than ordinary compensation paid to Mr. Subramanian or Ms. Subramanian and BONA FIDE reimbursements in the ordinary course of business consistent with past practice;

            (f) the issuance of any capital stock or other securities of Kali or of any options, warrants or rights or agreements or commitments to purchase or issue such securities;

            (g) any mortgage, pledge, sale, assignment, licensing or transfer of any material tangible, or of any intangible assets, of Kali, except sales of tangible assets effected in the ordinary course of business to Persons not related to Kali;

            (h) any loan or similar payment by Kali to any officer, director, employee of Kali or to any Kali Shareholder or any Affiliate or Associate thereof or the removal or relocation of any material tangible assets from the Facility;

            (i) any material damage, destruction or loss (whether or not covered by insurance) adversely affecting the assets, property or business of Kali;

            (j) any material increase, direct or indirect, in the compensation (or rate thereof) paid or payable to any officer, director, employee or agent of Kali (it being agreed that any increase at the rate of $10,000 or more per annum for such a Person or at the rate of $100,000 or more per annum for all such Persons shall be deemed material, other than the Closing Bonuses);

            (k) other than the Permitted Capital Expenditures, any purchase or other acquisition of assets or property other than in the ordinary course of business;

            (l) any significant increase in the disposition or write-off of inventory not consistent with past practice;

            (m) any significant change in the accounting methods, principles or practices followed or applied by Kali for book or Tax purposes;

            (n) any operation of the business of Kali outside of the ordinary course of business or inconsistent with past practice, other than (i) payment of the Closing Bonuses and the Post-Effective Date VGS Loan, (ii) the hiring of up to twenty (20) new, unrelated employees, whose average annual salary does not exceed $45,000 (the "New Hires"), three (3) of whom have been hired as of the Effective Date, (iii) capital expenditures to purchase additional equipment for the business of Kali, not to exceed $750,000 (the "Permitted Capital Expenditures"), (iv) capital expenditure expenses, in the aggregate amount of $500,000, incurred by Kali prior to December 31, 2003 in connection with equipment purchases that had not been paid for by December 31, 2003, (v) the Separator Expenses, (vi) subject to Section 2.2(d)(v) hereof, the incurrence of professional expenses in connection with the proposed sale of Kali and (vii) the additional items set forth on SCHEDULE 6.1(a); or

            (o) any commitment or agreement (contingent or otherwise) to do any of the foregoing.


            3.10..PERMITS. SCHEDULE 3.10 hereto sets forth a true and complete list of all material Permits held by Kali that are required for the operation of its business. Each of such material Permits is in full force and effect. None of the transactions contemplated hereby will cause, or result in, a termination, limitation or suspension of any such material Permits.


            3.11. LEGAL COMPLIANCE. Except as set forth on SCHEDULE 3.11 hereto:

            (a) Kali and all of the Pharmaceutical Products, including all manufacturing, warehousing, distributing and testing operations relating to the Pharmaceutical Products, are (and have been) in the past three (3) years in compliance in all material respects with all applicable foreign, Federal, state and local statutes, judgments, decrees, laws, ordinances, rules, regulations, injunctions and orders (collectively, "Laws") of Governmental Authorities (other than Environmental Laws, which are covered by Section 3.14 hereof), including all applicable requirements of Current Good Manufacturing Practice Regulations.

            (b) No oral or written communication has been received by Kali, and no investigation, regulatory enforcement action (including seizure, injunction, civil penalty or criminal action) or any related Governmental Authority review is or, in respect of any Pharmaceutical Product, was at any time in the past three (3) years pending or, to the knowledge of Kali, is threatened by any Governmental Authority with respect to (i) any alleged or actual violation by Kali, or by any Pharmaceutical Product, of any Permit, Law or other requirement of any Governmental Authority relating to the operations conducted by Kali or (ii) any alleged or actual failure to have or maintain in effect all Permits required in connection with the operations conducted by Kali.

            (c) Kali has not received within the past three (3) years from the FDA, the DEA or any similar state, local or foreign Governmental Authority any written notice (i) regarding the approvability or approval of any of the Pharmaceutical Products (other than the written notices and other correspondence of Kali as to which PRI was provided access, and were reasonably identified as such, at the Facility and those subsequently provided to PRI), (ii) regarding the labeling of any of the Pharmaceutical Products (other than the written notices and other correspondence of Kali as to which PRI was provided access, and were reasonably identified as such, at the Facility and those subsequently provided to PRI) or (iii) alleging any violation by Kali of any Law relating to any of the Pharmaceutical Products.

            (d) No Pharmaceutical Product has been withdrawn, suspended or discontinued by Kali as a result of any action by the FDA, the DEA or any similar state, local or foreign Governmental Authority, either within or outside the U.S. (whether voluntarily or otherwise), within the past three (3) years. No proceeding within or outside the U.S. seeking the recall, withdrawal, suspension or seizure of any of the Pharmaceutical Products is pending against Kali nor was any such proceeding pending at any time during the past three (3) years.

            (e) Each of Kali's Drug Master Files ("DMFs"), as defined in 21 C.F.R. Section 314.420, in the possession of the FDA and each similar file in the possession of any state, local or foreign Governmental Authority is complete, accurate and up to date, in all material respects, and the subject of each such DMF and similar file can be effectively, efficiently and legally manufactured or utilized in compliance with the pertinent DMF or similar file. Each Pharmaceutical Product manufactured and tested by Kali for use in a product whose regulatory submission references a DMF or similar file is being manufactured and tested in compliance with the current version of such applicable file.

            (f) No Pharmaceutical Product manufactured and distributed by Kali has been (i) adulterated within the meaning of 21 U.S.C. Section 351 (or any similar Law); (ii) misbranded within the meaning of 21 U.S.C. Section 352 (or any similar Law); or (iii) a product in violation of 21 U.S.C. Section 355 (or any similar Law).

            (g) Neither Mr. Subramanian nor, to the knowledge of Kali, any other officer, employee or agent of Kali has made any untrue statement of a material fact or a fraudulent statement to the FDA, the DEA or any similar state, local or foreign Governmental Authority, failed to disclose any material fact required to be disclosed to the FDA, the DEA or any similar state, local or foreign Governmental Authority, or committed an act, made a statement or failed to make a statement that, at the time such act, statement or omission was made, could reasonably be expected to provide a basis for the FDA, the DEA or any similar state, local or foreign Governmental Authority to invoke the FDA's policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities" set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy, nor has any director, officer, employee or agent of Kali been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. Section 335a(a) (or any similar Law) or authorized by 21 U.S.C.
Section 335a(b) (or any similar Law).

            (h)   Kali has not received any written notice within the past three
(3) years that the FDA, the DEA or any similar state, local or foreign Governmental Authority has commenced, or overtly threatened to initiate, any action to withdraw its approval, registration or licensure of any finished Pharmaceutical Product manufactured by Kali or has commenced or, to the knowledge of Kali, threatened to initiate, any action to seize or enjoin production of any Pharmaceutical Product.

            (i) Kali is duly authorized to sell the Pharmaceutical Products sold by it in each of the states and countries in which Kali is currently selling Pharmaceutical Products. To the extent that any unapproved
Pharmaceutical Product is intended for export from the U.S., Kali is in compliance, in all material respects, with the applicable requirements of 21 U.S.C. Sections 381(e) or 382, as applicable, and of the CSA.

            (j) Kali has provided access (and reasonably identified) to PRI all material documents in its possession or control (i) concerning communications to or from the FDA, the DEA and any similar state, local or foreign Governmental Authority with respect to any Pharmaceutical Product; or
(ii) prepared by the FDA, the DEA or any similar state, local or foreign Governmental Authority with respect to a Pharmaceutical Product, in each case that bears, in any material respect, on compliance with the requirements of the FDA, the DEA or of any similar state, local or foreign Governmental Authority regarding any Pharmaceutical Product, including any regulatory inspection observation, deficiency letter, warning letter, non-approvable letter/order, withdrawal letter/order, objection to Pharmaceutical Product promotion or similar document.


            3.12. EMPLOYEES AND EMPLOYEE BENEFIT PLANS AND ARRANGEMENTS.
                  -----------------------------------------------------

            (a) SCHEDULE 3.12(a) hereto sets forth a true and complete list of all current employees of Kali, which list will be promptly updated prior to the Closing to include the New Hires and any other employees permitted hereby to be hired by Kali after the Effective Date and before the Closing (collectively, the "Kali Employees"), and their respective positions, dates of hire and current rates of compensation. Each Kali Employee who is not a U.S. citizen is, and has been during his/her employment with Kali, legally authorized to work in the U.S. for Kali, has had all documentation required for such non-U.S. citizen Kali Employee to work in the U.S. for Kali completed and is available as required, and all such non-U.S. citizen employees have worked, and through the Closing

Date will work, in  compliance,  in all material  respects,  with all applicable
Laws.

            (b)   SCHEDULE 3.12(b) hereto sets forth a true and complete list of
(i) each employment agreement or contract, individually or collectively, with Kali Employees and (ii) the name of each Kali Employee that Kali has entered into an agreement or contract with providing for retention or severance payments. No union or other collective bargaining representative has been certified or recognized by Kali as representing any of the Kali Employees and none of the Kali Employees participates in or contributes to (or been required to participate or contribute to) or incurred any liability with respect to any "multiemployer" plan (within the meaning of Section 3(37) of ERISA). There is no existing or, to the knowledge of Kali, any threatened strike, slowdown, picketing, work stoppage or material employee grievance process.

            (c) SCHEDULE 3.12(c) hereto sets forth a true and complete list of each pension, profit-sharing, bonus, vacation, life, health, incentive, welfare, severance, equity, stock option, stock award or phantom stock plan, retiree medical or other employee benefit plan, program or arrangement maintained, sponsored or contributed to by Kali or any of its Affiliates (or to which any of them have an obligation to maintain, sponsor or contribute to) that benefit any Kali Employee or former employee, shareholder, director or consultant of Kali (such plans, programs and arrangements and related trusts, insurance and annuity contracts, funding media, and related agreements and arrangements hereinafter referred to, collectively, as the "Kali Benefit Plans"). For purposes of this Section, any reference to the term "Kali and its Affiliates" shall be deemed to refer also to any Person that is under common control or affiliated with Kali or any of its Affiliates within the meaning of Section 4001 of ERISA and the Regulations thereunder and Code Sections 414(b), (c), (m) or (o) and the rules and regulations promulgated thereunder. Kali has furnished to PRI true and complete copies of all material documents relating to the Kali Benefit Plans, including each plan document (as amended), trust or funding agreement, summary plan description, employee communications, any annual reports (including all schedules or accounts opinions), actuarial reports and financial statements with respect to such Kali Benefit Plans for all periods during the last two years.

            (d) All Kali Benefit Plans in which the Kali Employees participate comply in all material respects with ERISA, the Code and all other applicable Laws and with the terms thereof. Each fiduciary as to a Kali Benefit Plan has complied, in all material respects, with all applicable Laws in respect of each such Plan. Each Kali Benefit Plan has at all times been administered in accordance with its terms.

            (e) All required employer contributions, premiums and Taxes under or with respect to the Kali Benefit Plans due to be made or paid have been made or paid, and the respective fund or funds established under the Kali Benefit Plans have been funded in accordance with all applicable Laws.

            (f) Other than claims in the ordinary course for benefits with respect to the Kali Benefit Plans, there are no actions, suits, grievances or material claims pending against or with respect to any Kali Benefit Plan or, to the knowledge of Kali, any circumstances that could reasonably be expected to give rise to any such action, suit, grievance or claim.

            (g) Each of the Kali Benefit Plans that is intended to meet the requirements of Code Section 401(a), now meets, and since its inception has met, the requirements for qualification under Code Section 401(a) and nothing has occurred that would adversely affect the qualified status of any such Kali Benefit Plan. The Internal Revenue Service ("IRS") has issued a favorable determination letter with respect to the qualification under the Code of each such Plan. Kali does not maintain or contribute to, and has never maintained or been obligated to contribute to, a defined benefit plan or a multiple employer welfare arrangement (as those terms are defined in ERISA Sections 3(35) and 3(40)) or a plan or program that is subject to Code Sections 412 or 501(c)(9). Except with respect to any contribution that has accrued but is not yet due, Kali does not have any Liability (direct or indirect) with respect to any Kali Benefit Plan and each Kali Benefit Plan may be amended or terminated, without limitation.


            3.13. TAX MATTERS. (a) Kali has (i) properly completed and timely filed all Tax Returns required to be filed by it and all such Tax Returns are true and complete and (ii) duly paid in full all Taxes that were due and payable for all periods ending on or before the Effective Date. Kali maintains and has maintained adequate accruals, as reflected in its financial books and records, for all Taxes accrued but not yet due. Kali has no material Liability for unpaid Taxes accruing after December 31, 2003.

            (b) There is no (i) material claim for Taxes that is a Lien against any of the properties or assets of Kali or that is being asserted against Kali other than liens for Taxes not yet due and payable; (ii) audit, administrative proceeding or court proceeding with respect to any Taxes or Tax Returns of Kali that is being conducted or is pending and no Governmental Authority that is responsible for the imposition of any Tax (a "Tax Authority") has asserted against Kali any deficiency or claim for Taxes; (iii) extension of the statute of limitations on the assessment of any Taxes granted by Kali currently in effect; or (iv) agreement, contract or arrangement to which Kali is a party that may result in the payment of any amount that would not be deductible by reason of Code Section 162(m), 280G or 404.

            (c) No claim or notice has been submitted or given by any Tax Authority in a jurisdiction where Kali has not filed Tax Returns that it is or may be subject to taxation by that jurisdiction.

            (d) Within the past five (5) years, Kali has not filed or made any material Tax election or has changed its overall method of accounting or its methods of accounting with respect to specific items of income and deduction, including the determination of its cost of goods sold, for Tax purposes.

            (e) Kali is not a party to any Tax sharing, Tax indemnity or Tax allocation agreement, and Kali does not have any Liability or potential Liability to another Person under any such agreement, and has not incurred any Liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract or otherwise.

            (f) Kali has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any of its employees, independent contractors, creditors, shareholders or other Persons.

            (g) No power of attorney has been granted by Kali with respect to any matters relating to Taxes that is currently in effect.

            (h) Kali has not settled any claim, audit or administrative or court proceeding with respect to any Taxes.

            (i) Kali has not filed any disclosure under Code Section 6662 or any analogous provision of state, local or foreign Law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return.

            (j) Kali is not nor has it ever been a member of a consolidated, combined or unitary group of which Kali was not the ultimate parent corporation.

            (k) Kali is not nor has it ever been a "personal holding company" within the meaning of Code Section 542.

            (l) Since its inception, Kali has qualified as an S corporation within the meaning of, and has made a proper and timely election to be taxed under, Code Sections 1361 and 1362 and, where applicable, comparable elections for state and local income tax purposes. Kali will continue to qualify as an S corporation from the Effective Date through the Closing Date and shall take no actions, and shall cause its shareholders to take no actions, that would cause it to fail to qualify as an S corporation for Federal income Tax purposes and, where applicable, for state and local income Tax purposes, including the revocation or termination of its elections to be treated as an S corporation or the transfer of any of its shares to a Person that is not an eligible shareholder under Code Section 1361.


            3.14. ENVIRONMENTAL MATTERS.
                  ---------------------

            (a) Except as set forth on SCHEDULE 3.14(a) hereto: (i) Kali is in compliance with all applicable Environmental Laws and all Permits issued in connection therewith; and (ii) Kali has not received any notice alleging or investigating any pending and unresolved violation by Kali of any Environmental Law.

            (b) Except as, and only to the extent, authorized by any valid Permit issued pursuant to an Environmental Law, there has been no Hazardous Substances disposed of, discharged or released by Kali or VGS or, to the actual knowledge of Kali, by any other Person prior to the Closing on, into or beneath the Facility or migrating from the Facility.

            (c) Neither Kali nor VGS has disposed of, discharged or released any Hazardous Substances on, at or beneath any Off-site Location or, to the actual knowledge of Kali, has any other Person disposed of, discharged or released Hazardous Substances on, at or beneath any Off-site Location, or migrating from any Off-site Location, in each case, in a manner that would give rise to any Liabilities under any Environmental Law, including at any Off-Site Location, against Kali or VGS.

            (d) Except as set forth on SCHEDULE 3.14(d) hereto, neither Kali nor VGS has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any substance, including any Hazardous Substance, or owned or operated any property or facility, including the

Facility, in a manner that has given or reasonably could give rise to Environmental Claims against VGS or Kali (or their successors).

            (e) Except as set forth on SCHEDULE 3.14(e) hereto, neither Kali nor VGS has received any oral or written notice, order or other information from any Governmental Authority or Person advising Kali or VGS that it is responsible for any Environmental Claims or is a potentially responsible party for remediation or for paying the cost of investigation or remediation of any Hazardous Substance at any Off-site Location, and neither VGS nor Kali has entered into any agreement pertaining thereto. No Liens have arisen under or pursuant to any Environmental Law on any site or facility owned, operated or leased by Kali during Kali's occupancy of such site or facility and, to the actual knowledge of Kali, no action (i) has been taken during Kali's occupancy of such site or facility or (ii) is in the process of being taken by any Governmental Authority that could subject any such site or facility to such Liens, and Kali is not required to place any notice or restriction relating to the presence of Hazardous Substances at any such site or facility in any deed or contract or other agreement relating to the real property on which such site or facility is located.

            (f) Except as set forth on SCHEDULE 3.14(f) hereto, to the knowledge of Kali, the Facility does not contain any underground storage tanks, underground injection wells, septic tanks in which process water or wastewater has been disposed or any equipment using PCBs and no such tanks or wells have been abandoned in place or removed during Kali's occupancy of such site or facility, except in compliance with Environmental Laws.

            (g) Kali has delivered to PRI true and complete copies of all material environmental studies, analyses or reports in the possession or control of Kali relating to the Facility and its business. SCHEDULE 3.14(g) hereto sets forth a true and complete list of all environmental-related Permits held by Kali or any Affiliates.

            (h) The Facility constitutes an Industrial Establishment, as defined under the New Jersey Industrial Site Recovery Act, N.J.S.A. 13K:1-6 ET SEQ. ("ISRA").

            3.15. LITIGATION; CLAIMS. Except as set forth on SCHEDULE 3.15 hereto, there are no suits or actions, administrative, arbitration or other proceedings, or governmental investigations pending or, to the knowledge of Kali, threatened against or affecting Kali or any of its properties or assets. No Person has in the past three (3) years notified Kali of any material claim against Kali alleging any personal property or economic injury, loss or damage incurred as a result of or relating to the use of any products sold by or on behalf of, or services rendered by, Kali. There is no judgment, order, injunction, decree, writ or award against Kali that is not satisfied and remains outstanding, except in respect of the Paragraph IV Litigations set forth on
SCHEDULE 3.15 that may be entered or made after the Effective Date and prior to the Closing Date.


            3.16. MATERIAL AGREEMENTS.
                  -------------------

            (a) SCHEDULE 3.16(a) hereto sets forth a true and complete list of each contract or other agreement to which Kali is a party or by or to which any property of Kali is otherwise bound or subject that: (i) requires payments or performance during its term involving an amount in excess of $50,000; (ii) has not been made in the ordinary course of business; (iii) is an employment, consulting, non-competition, indemnification (other than indemnification provisions contained in licenses, leases and other contracts entered into in the ordinary course of business) or contribution agreement; (iv) is a franchise, distributorship, manufacturing, licensing, development, supply or sales agency agreement (whether or not exclusive); (v) is an agreement providing for the sale, acquisition or lease of any of the properties of Kali having a value greater than $50,000 other than in the ordinary course of business; (vi) is a mortgage, pledge, security agreement or other similar agreement with respect to any of the tangible or intangible property of Kali; (vii) is a loan agreement, credit agreement, promissory note, guaranty, letter of credit or similar agreement; (viii) is a retainer agreement with attorneys, accountants, investment bankers or other professional advisers; (ix) is an agreement with any Governmental Authority; (x) is an agreement (other than standard confidentiality or non-disclosure agreements or customer contracts) relating to any of the Kali Intellectual Property Rights; (xi) is an agreement referred to in Section 3.24 hereof; (xii) is an agreement otherwise material to the operations, business or financial condition of Kali; (xiii) is an agreement providing for the purchase of any of the capital stock or material assets of any other Person; or (xiv) is a binding commitment or agreement to enter into any of the foregoing (collectively, the "Kali Material Agreements"). True and complete copies of all Kali Material Agreements have been previously delivered to PRI.

            (b) Except as set forth on SCHEDULE 3.16(b) hereto, each of the Kali Material Agreements is valid, binding and in full force and effect, and enforceable by Kali, in accordance with its respective terms (subject to the Bankruptcy and Equity Exception). No Person (other than Kali) that is a party to any Kali Material Agreement or is otherwise bound thereby is, to the knowledge of Kali, in default or breach thereof and, to Kali's knowledge, no event, condition or act exists that, with the giving of notice or the lapse of time or both, would give rise to such a default or breach thereof or a right of cancellation by Kali thereunder. Except as set forth on SCHEDULE 3.16(b), Kali is not in default or breach of any of the Kali Material Agreements and no event, condition or act exists that, with the giving of notice or the lapse of time or both, would give rise to a default or breach by Kali thereof or a right of cancellation thereunder by any other party thereto. Except as set forth on
SCHEDULE 3.16(b), no Consent of any Person is necessary in order to transfer to PRI at the Closing all rights and interests of Kali in and to the Kali Material Agreements. Kali is not in default or breach of any of its contracts or other agreements (including the Kali Material Agreements), except where all such breaches or defaults could not reasonably be expected to have a Material Adverse Effect.

            3.17. REAL ESTATE.
                  -----------

            (a) SCHEDULE 3.17(a) hereto sets forth a true and complete list and an accurate summary description of all real property leased by Kali (the "Leased Real Property). Other than the Leased Real Property, Kali does not own or lease, and has never owned or leased, any real property. Except as set forth on SCHEDULE 3.17(a), no portion of any of the Leased Real Property is located in a flood plain, flood hazard area or designated wetlands area. To the knowledge of Kali, there is no uninsured physical damage to any Leased Real Property in excess of $50,000.

            (b) SCHEDULE 3.17(b) hereto contains a true and complete list of all real property leases (including all amendments and supplements thereto) pursuant to which Kali leases any Leased Real Property (the "Real Property Leases"). Kali has good and valid interest in, and right to quiet enjoyment of, the leasehold estates leased to it under each of the Real Property Leases, free and clear of all Liens, rights of occupancy or use for all or any portion of the Leased Real Property, options, covenants, conditions, rights of way, encroachments (onto or by improvements on such Leased Real Property) and any other matters affecting title, other than Permitted Liens. With respect to each Real Property Lease where Kali is the lessee or sublessee, Kali is in exclusive possession of the property described under such Lease. Kali is not in default under any such Real Property Lease. To the knowledge of Kali, Kali does not owe any brokerage or leasing commission in respect of any Real Property Lease.

            (c)   Except  as  set  forth  on  SCHEDULE   3.17(c)   hereto,   all
certificates of occupancy (continued or other), variances, special use permits and other Permits required for the occupancy and use of the Leased Real Property and the operation of Kali's business thereon (as presently conducted as a pharmaceutical manufacturer or otherwise) have been obtained and are in full force and effect, and no other Permits, Consents or variances of any Governmental Authorities (whether Federal, state or local) are required for such use, occupancy and operation thereof, and no certificates of the local board of fire underwriters (or other body exercising similar functions) have been issued or are required for any buildings or structures comprising the improvements with respect to the Leased Real Property (the "Improvements").

            (d) Except as set forth on SCHEDULE 3.17(d) hereto, Kali has not received any written notice from any Federal, state or local Governmental Authority or board of fire underwriters (or any other body exercising similar functions) that the conditions, continued maintenance, operation or use of any and all Improvements (for their current or any contemplated purpose) violates any zoning, safety, fire, seismic design, conservation, parking, architectural barriers to the handicapped, building or similar Law. Kali has not received any written or oral notice from any Governmental or quasi-Governmental Authority or board of fire underwriters (or any other body exercising similar functions) with respect to any portion of the Leased Real Property or any Improvements thereon that (i) claims any material defect or material deficiency with respect to any of the Leased Real Property or any Improvements thereon or (ii) requires or requests the performance of any material repairs, alterations or other work to or in respect of any of the Leased Real Property.

            (e) To the knowledge of Kali, (i) no portion of the Leased Real Property is subject to or affected by any special assessment, whether or not there is presently a Lien thereon, and (ii) no such assessment has been pending or threatened.

            (f) To the knowledge of Kali, there is no planned or threatened taking, condemnation or expropriation proceeding for any public or quasi-public purpose or use by a Governmental or quasi-Governmental Authority, or by any right of eminent domain, of all or any portion of the Leased Real Property.

            (g) All public utilities (including water, gas, electric, storm and sanitary sewage, and telephone utilities) required to operate Kali's business on the Leased Real Property (as presently conducted or as presently contemplated to be conducted) are reasonably available to such Leased Real Property, and, to the knowledge of Kali, such utilities enter the boundaries of such Leased Real Property through adjoining public streets, easements or rights-of-way of record in favor of Kali. Such public utilities are all connected in accordance with valid Permits, are all in satisfactory working order and repair and are reasonably adequate to service the operations of Kali's business on the Leased Real Property as currently conducted and permit full compliance with all requirements of applicable Law. Kali has not received any written notice of any proposed, planned or actual curtailment of service of any utility supplied to any portion of the Leased Real Property. Each Leased Real Property is an independent unit that does not rely on any facilities located on any property not included in such Leased Real Property or any adjacent Leased Real Property to fulfill any applicable Laws or for the furnishing to such Leased Real Property of any essential building systems or utilities, other than facilities provided to such Leased Real Property pursuant to one or more valid easements.

            (h) Kali has provided PRI with true and complete copies of all of the following documents in Kali's possession or control: (i) title insurance policies, title insurance commitments, mortgages, deeds, restrictive covenants, easements and other recorded agreements, surveys, certificates of occupancy, other certificates, permits, licenses and approvals, as-built plans and specifications, architectural agreements and other documents and instruments pertaining to the Leased Real Property and (ii) the Real Property Leases, including all amendments, extensions and modifications thereto, and all subordination, non-disturbance and attornment agreements, guarantees and similar agreements relating to any of the Real Property Leases.

            (i) The Leased Real Property and the use thereof by Kali in connection with the conduct of the Kali Business comply, in all material respects, with all covenants, easements and restrictions of record affecting the Leased Real Property.


            3.18. INTELLECTUAL PROPERTY.
                  ---------------------

            (a) SCHEDULE 3.18(a) hereto sets forth a true and complete list (or description) of all material Intellectual Property Rights owned, licensed or used in connection with the businesses of Kali, other than "off-the-shelf" or standard software products (the "Kali Intellectual Property Rights"). The Kali Intellectual Property Rights include all material Intellectual Property Rights in, to and under which Kali has any right, title or interest, whether by ownership or license or otherwise, other than "off-the-shelf" or standard software products.

            (b) None of the Kali Shareholders nor any officer, director or employee of Kali, or any of their respective Affiliates (other than Kali) or Associates (other than Kali), has any ownership, royalty or other right to or interest in any of the Kali Intellectual Property Rights.

            (c) Except as set forth on SCHEDULE 3.18(c) hereto, Kali has either good title to, or valid and enforceable rights under contract to use, all of the Intellectual Property Rights material to, or necessary to conduct, the Kali Business as it is presently conducted, free and clear of all Liens. There are no material restrictions on the direct or indirect transfer of any contract or other agreement, or any interest therein, held by Kali in respect of any of the Intellectual Property Rights owned by Kali. Kali is not in default (or, with the giving of notice or lapse of time or both, would be in default) under any contract or other agreement to use any of the Intellectual Property Rights required to be set forth on SCHEDULE 3.18(a) hereto. Except as set forth on
SCHEDULE 3.18(c), (i) to the actual knowledge of Kali, without independent investigation, none of the know-how, unpatented inventions, trade secrets or rights in processes, formulas or methods comprising a part of the Kali

Intellectual Property Rights, and (ii) none of the other Kali Intellectual Property Rights of Kali, infringes or conflicts with, and neither Kali nor any of the Kali Shareholders has received any notice of infringement of, or conflict with, any license, patent, copyright, trademark, service mark or other intellectual property right of any other Person and, to the knowledge of Kali, there is no infringement or unauthorized use by any Person of any of the Kali Intellectual Property Rights. Except as set forth on SCHEDULE 3.18(c), the validity or enforceability of any of the Kali Intellectual Property Rights owned by Kali or the title of Kali thereto has not been questioned in any litigation, governmental inquiry or proceeding to which Kali is a party and, to the knowledge of Kali, no such litigation, governmental inquiry or proceeding is threatened.

            (d) SCHEDULE 3.18(d) hereto sets forth a true and complete list of all of the patents and patent applications owned, individually or jointly, by Kali. Each such patent is valid and enforceable. Kali has complied with its duty of disclosure to the U.S. Patent and Trademark Office regarding each of such patents.

            (e) Kali has taken all reasonable actions necessary or appropriate to preserve the confidentiality of all trade secrets, proprietary and other confidential information material to the business and operations of Kali.

            3.19. DOMAIN NAMES. SCHEDULE 3.19 hereto sets forth a true and complete list of all domain names owned or used by Kali in the conduct of its business. None of the Kali Shareholders and no officer, director or employee of Kali or any of their respective family members, Affiliates or Associates has any ownership or other interest in the domain names. None of the domain names infringes or conflicts with any trademarks, trademark rights, trade names, trade name rights, service marks or other rights of any Person. Kali has not obtained right or interest to any domain name in violation of any Law, including the Anticybersquatting Consumer Protection Act.

            3.20. BANK ACCOUNTS; CREDIT CARDS; CORPORATE ACCOUNTS; POWERS OF ATTORNEY. SCHEDULE 3.20 hereto sets forth a true and complete list of all: (i) banks in which the Kali has an account or safe deposit box and the names of all Persons authorized to draw thereon and who have access thereto; (ii) credit card issuers with which Kali has an account and the names of all Persons authorized to use such accounts or who have access thereto; (iii) cellular telephone, phone card or other corporate accounts with which Kali has an account and the names of all Persons authorized to use such accounts or who have access thereto; and (iv) Persons holding powers of attorney from Kali (clauses (i) through (iv) collectively, the "Corporate Accounts and Powers"). There are no automatic, periodic or scheduled withdrawals or debits with respect to any of the bank or corporate accounts required to be set forth on SCHEDULE 3.20.


            3.21. TITLE TO PROPERTIES AND ASSETS; INVENTORY. Except as set forth on SCHEDULE 3.21 hereto, Kali has good and marketable title to all of (x) the properties and assets owned or purported to be owned by it that are reflected as assets on the most recent balance sheet contained in the Kali Financial Statements and (y) those properties and assets acquired by Kali since the date of such balance sheet (except for inventory or other assets disposed of in the ordinary course of business consistent with past practice since the date of such balance sheet), free and clear of all Liens, except Permitted Liens. All of the tangible properties and assets owned or purported to be owned by Kali are in all material respects in satisfactory operating condition and free from any material defects. Immediately following the Closing, PRI shall have obtained title to, or the enforceable right to use, all properties, assets and rights necessary to conduct the business of Kali, on a stand-alone, independent basis as it is currently conducted. Kali has good and valid title to all inventory that it purports to own, free and clear of all Liens, except for Permitted Liens, and no such inventory is subject to recall. All items of inventory reflected on the most recent balance sheet contained in the Kali Financial Statements or acquired by Kali since December 31, 2003 consist of a quantity and quality suitable and commercially usable and saleable in the ordinary course of business for the purposes for which they are intended, except for obsolete, slow-moving or defective items, all of which have been written down to net realizable value or have been adequately reserved against on the books and records of Kali (and on the Kali Financial Statements, to the extent applicable) in accordance with GAAP, consistently applied in accordance with Kali's past practices.

            3.22. PRODUCTS. SCHEDULE 3.22 hereto sets forth a true and complete list of all of the products currently or formerly manufactured, developed, researched, packaged, labeled, distributed or sold by Kali at or from the Facility or that certain facility owned by VGS and located in Piscataway, New Jersey. In respect of each of such products, SCHEDULE 3.22 sets forth (i) a description of the regulatory status thereof (as of the Effective Date), including information regarding any applications (including NDAs and ANDAs) filed with the FDA or any other Governmental Authority in connection with the safety, efficacy, sale, distribution or use of each such product; and (ii) whether the particular regulatory status has been presented to the FDA or other Governmental Authority under the name of Kali or under the name of another Person.

            3.23. CERTAIN BUSINESS MATTERS. Except as set forth on SCHEDULE 3.23 hereto, (i) Kali does not have any sole-source supplier of significant goods or services (other than utilities) with respect to which practical alternative sources are not available on equivalent terms and conditions; (ii) Kali has not received any written indication that any material supplier to Kali will terminate, materially increase the cost of or materially change other terms with respect to supplying materials, products or services to, Kali (whether as a result of the consummation of the transactions contemplated hereby or otherwise); (iii) Kali neither gives nor is bound by any express warranties relating to its products and, to the knowledge of Kali, since January 1, 2002, there has been no assertion(s) of any breaches of warranty or product liability;
(iv) to the knowledge of Kali, there have been no material workmanship or service problems or, since January 1, 2002, any material claims made against Kali with respect to any product sold or services provided by Kali; (v) Kali is capable of performing the Kali Material Agreements to which it is a party in accordance with all material terms thereof; and (vi) Kali is not a party to or otherwise bound by any agreement or arrangement that limits its freedom to compete in any line of business or any geographic area or with any Person or that requires it to transact business exclusively with any Person.

            3.24. CUSTOMERS. Except as set forth on SCHEDULE 3.24(a) hereto, neither Kali nor any of the Kali Shareholders has received notice that any material customer of Kali intends to terminate, suspend or materially change the terms of its agreement(s) or arrangement(s) with Kali as a result of or following the transactions contemplated hereby or otherwise. Except as set forth on SCHEDULE 3.24(b), Kali does not have any agreements or arrangements with any of its customers with respect to guaranteed or fixed pricing, order cancellation price reductions, discounts or rights to return or reject any products sold by Kali, except as expressly provided in any applicable Kali Material Agreements.

            3.25. INSURANCE. SCHEDULE 3.25 hereto sets forth a true, correct and complete list and general description of all policies or binders of fire, liability, product liability, workers' compensation, vehicular, business interruption or other insurance held by or on behalf of Kali specifying the insurer, the policy number or covering note number with respect to binders, and describing any pending claim(s) thereunder. All of such policies and binders are in full force and effect. Kali is in not default with respect to any material provision contained in any such policy or binder. Kali has not received or given a written notice of cancellation or non-renewal with respect to any such policy or binder. Kali holds the type and amount of insurance required by the applicable Kali Material Agreements in respect of the products set forth on
SCHEDULE 3.22 hereto.


            3.26. TRANSACTIONS  WITH  RELATED  PARTIES.  Except  as set forth on
SCHEDULE 3.26 hereto, no director, officer or Affiliate of Kali, none of the Kali Shareholders and no immediate family member, Affiliate or Associate thereof: (i) has borrowed money from or loaned money to Kali that has not been repaid; (ii) has any contractual, tort or other claim, express or implied, against Kali; (iii) has or has had, since January 1, 2001, any right or interest in or to any property, rights or assets owned or used by Kali in its business or activities; or (iv) is party to any contract, transaction or other arrangement with Kali or its Affiliates, other than (x) any employment agreements or (y) any contracts between Kali and VGS that involve (or could involve if all contingencies were met) consideration of less than $50,000. SCHEDULE 3.26 sets forth a true and complete list (or, as applicable, description) of each accounts receivable, accounts payable and/or loan or similar arrangements between Kali and VGS.


            3.27. BROKERS. In connection with the transactions contemplated by this Agreement or by the other agreements contemplated hereby, neither Kali nor any of the Kali Shareholders is a party to any agreement, arrangement or understanding with any Person that will result in the obligation of PRI, Kali or any of their respective Affiliates to pay any finders' fee, brokerage commission, investment advisory fee or similar payment.


            4.    REPRESENTATIONS AND WARRANTIES OF THE KALI SHAREHOLDERS.
                  --------------------------------------------------------
Each Kali Shareholder hereby represents and warrants to PRI as follows:


            4.1 AUTHORITY TO EXECUTE AND PERFORM AGREEMENTS; ENFORCEABILITY. Such Kali Shareholder has the legal capacity or authority to enter into, execute and deliver this Agreement, the Warrant Agreement and the other agreements contemplated hereby to which it/he is (or will be) a party and to perform such Kali Shareholder's obligations hereunder and thereunder. This Agreement has been, and the Warrant Agreement and the other agreements contemplated hereby will be, duly executed and delivered by such Kali Shareholder and, subject to the due authorization, execution and delivery of such agreements by the other Parties thereto, this Agreement, the Warrant Agreement and the other agreements contemplated hereby constitute (or will constitute when executed subsequent to the Effective Date) valid and binding obligations of such Kali Shareholder, enforceable against such Kali Shareholder in accordance with their respective terms, except as such enforcement may be affected by the Bankruptcy and Equity Exception. The execution and delivery of this Agreement, the Warrant Agreement and the other agreements contemplated hereby and the performance by such Kali

Shareholder of its/his obligations under this Agreement, the Warrant Agreement and the other agreements contemplated hereby do not (or will not when executed subsequent to the Effective Date) (a) assuming receipt of the Consents referred to in Section 3.6 hereof (including the exceptions therein), require the Consent of any Governmental Authority or Person; (b) conflict with, or otherwise result in the breach or violation of, or constitute (or, with notice or the lapse of time or both, would constitute) a default under, any Law applicable to such Kali Shareholder or any contract or other agreement to which such Kali Shareholder is a party or by or to which such Shareholder is otherwise bound or subject; or (c) result in the imposition of any Lien against any of the assets or properties of such Kali Shareholder, other than in favor of PRI.

            4.2 TITLE TO KALI SHARES. Such Kali Shareholder solely owns, beneficially and of record, the Kali Shares set forth opposite such Kali Shareholder's name on SCHEDULE 3.3(c) hereto. Except as set forth on SCHEDULE
4.2 hereto, upon delivery of the Purchase Price by PRI at the Closing, and such Kali Shareholder transferring to PRI his/its Kali Shares, PRI shall acquire good and marketable title to such Kali Shares, free and clear of all Liens. Except as set forth on SCHEDULE 4.2, other than pursuant to this Agreement, none of such Kali Shares is subject to any voting trust, proxy or other contract, agreement or arrangement, including any such contract, agreement or arrangement relating to the voting, dividend rights or disposition of any of such Shares.

            4.3 LITIGATION. There are no claims, actions, suits or other proceedings pending or, to the knowledge of such Kali Shareholder, threatened against such Kali Shareholder in, before or by any Governmental Authority relating to the transactions contemplated by this Agreement.

            4.4 INVESTMENT INTENT. Such Kali Shareholder acknowledges that none of the Warrants or the shares of PRI Common Stock underlying the Warrants has been registered under the Securities Act or any state securities Laws. The Warrants and shares of PRI Common Stock underlying the Warrants will be acquired by such Kali Shareholder for investment purposes only and not with a present view to the distribution thereof. Such Kali Shareholder has no present intention to resell or otherwise dispose of any of the Warrants or the shares of PRI Common Stock underlying the Warrants.

            4.5   INFORMATION.  Such Kali Shareholder (or, in respect of clauses
(i), (iii) and (iv) below, if such Kali Shareholder is a trust, the trustee(s) of such trust) (i) has such knowledge and experience in financial and business affairs so that it is capable of evaluating the merits and risks involved in purchasing the Warrants and the shares of PRI Common Stock underlying the Warrants; (ii) is able to bear the economic risks involved in purchasing the Warrants and the shares of PRI Common Stock underlying the Warrants; (iii) has had the opportunity to ask questions of, and receive answers from, PRI and Persons acting on PRI's behalf concerning PRI, the terms of the Warrants and the shares of PRI Common Stock and to obtain any additional information in connection therewith; and (iv) is a resident of the State New Jersey.

            4.6   ACCREDITATION.   Such  Kali   Shareholder  is  an  "accredited
investor" within the meaning of Regulation D of the Securities Act.

            4.7 ELIGIBLE S CORPORATION SHAREHOLDER. Such Kali Shareholder has always been, and through the Closing will continue to be, a Person eligible to be a shareholder of an S corporation under Code Section 1361, and has not taken (or has not failed to take) such actions, and has caused Kali to have taken (or to have not failed to take) such actions as were (or will be) necessary for Kali to continue to maintain its legal status as an S corporation from its inception through the Closing.

            5. REPRESENTATIONS AND WARRANTIES RELATING TO PRI. PRI hereby represents and warrants to Kali and the Kali Shareholders as follows.


            5.1. ORGANIZATION AND DUE AUTHORIZATION. PRI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. PRI has the requisite corporate power and authority to execute and deliver this Agreement, the Warrant Agreement and the other agreements contemplated hereby to which it is (or will be) a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Warrant Agreement and the other agreements contemplated hereby to which PRI is (or will be) a party and the performance and consummation of the transactions contemplated hereby and thereby by PRI have been duly authorized by all necessary corporate action on the part of PRI. This Agreement, the Warrant Agreement and the other agreements contemplated hereby to which PRI is (or will be) a party have been (or will be when executed subsequent to the Effective
Date) duly executed and delivered by PRI and, subject to the due authorization, execution and delivery of such agreements by the other Parties thereto, this Agreement, the Warrant Agreement and the other agreements contemplated hereby constitute (or will constitute when executed subsequent to the Effective Date) valid and binding obligations of PRI, enforceable against PRI in accordance with their respective terms, except as such enforcement may be affected by the Bankruptcy and Equity Exception.


            5.2. NO VIOLATION; CONSENTS AND APPROVALS. The execution and delivery of this Agreement, the Warrant Agreement and the other agreements contemplated hereby and the performance by PRI of its obligations under this Agreement, the Warrant Agreement and such other agreements do not (or will not when executed subsequent to the Effective Date) (i) conflict with or result in any violation of any provision of the certificate of incorporation or bylaws of PRI; (ii) except in connection with the HSR Act, obtaining ISRA Clearance and any applicable Federal or state securities or "blue sky" Law filings, require the Consent of any Governmental Authority; or (iii) conflict with or violate, or result in a breach of, or constitute a default under, any Law or any agreement to which PRI is a party or by which PRI is otherwise bound.


            5.3. INVESTMENT INTENT. The Kali Shares to be acquired pursuant to this Agreement will be acquired by PRI for investment and not with a view to the distribution thereof in contravention of any applicable securities Laws.


            5.4.  LITIGATION.  There  are no  claims,  actions,  suits  or other proceedings pending or, to the knowledge of PRI, threatened against PRI in, before or by any Governmental Authority relating to the transactions contemplated by this Agreement.


            5.5. BROKERS. Except pursuant to PRI's agreement with Bear Stearns & Co., Inc., whose fees and expenses shall be paid solely by it, PRI is not party to any agreement, arrangement or understanding with any Person that will result in the obligation of PRI, Kali or any of the Kali Shareholders to pay any finders' fee, brokerage commission, investment advisory fee or similar payment in connection with the transactions contemplated by this Agreement or the other agreements contemplated hereby.


            5.6. SECURITIES LAW FILINGS. (a) During the one- (1) year period immediately preceding the Effective Date, PRI has timely filed all reports, proxy statements, registration statements and documents that PRI was required to file with the SEC under the Securities Act and the Exchange Act, all of which complied as to form in all material respects with all applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations adopted thereunder. As of their respective filing dates, each such report, proxy statement, registration statement or other document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

            (b) The financial statements of PRI contained in its most recent filing with the SEC on Form 10-K fairly present, in all material respects, the financial position of PRI and its consolidated subsidiaries and the results of operations of PRI and its consolidated subsidiaries as at the end of and for the fiscal year covered thereby. Since the date of such Form 10-K, there has not been any material adverse change in the business, assets or financial condition of PRI and its consolidated subsidiaries, taken as a whole, that would adversely affect PRI's ability to perform its obligations hereunder.


            6.    COVENANTS AND AGREEMENTS.
                  ------------------------

            6.1.  CONDUCT OF THE BUSINESS.

            (a) From and after the Effective Date and until the earlier of (x) the Closing and (y) the Termination Date, except (1) with the prior written consent of PRI or (2) as may be expressly permitted by this Agreement (including
SCHEDULE 6.1(a) hereto), the Kali Shareholders shall cause Kali to, and Kali shall:
                  (i) conduct its business in the ordinary and usual course consistent with past practice, including paying expenses and accounts payables and manufacturing, supplying, packaging and distributing any of the products covered by the Kali Material Agreements in accordance with the terms thereof;

                  (ii) use commercially reasonable efforts to preserve intact its relationships with those persons having material business dealings with it;

                  (iii) not amend in any material respect, or terminate, any of the Kali Material Agreements, or enter into a material agreement (x) with respect to any of the Leased Real Property or (y) that would, if in effect as of the Effective Date, constitute a Kali Material Agreement;

                  (iv) not take (without duplication of any of the other restrictions contained in this Section 6.1(a)) any of the actions referred to in subsections (a) through (o) of Section 3.9 hereof;

                  (v) not (A) repeal, alter or adopt any amendment to any of the Kali Organizational Documents; (B) adopt a plan of liquidation or dissolution;
(C) enter into any merger, consolidation or similar business combination with or into any Person or any agreement therefor; (D) repurchase or redeem any shares of its capital stock; (E) pay any dividends on, or make any distribution with respect to, any of its shares of capital stock; (F) issue or authorize the issuance of, or agree to issue or sell, any shares of their capital stock of any class (whether through a direct issuance or granting of options, warrants, commitments, convertible securities, subscriptions, rights to purchase or otherwise); (G) incur, guarantee or assume any indebtedness for borrowed money;
(H) hire any employees,  except for the New Hires; or (I) make or commit to make
(x) any investment in, or purchase any equity securities of or, except in the ordinary course of business, a material portion of the assets of any Person or
(y) capital expenditures, other than Permitted Capital Expenditures;

                  (vi) not sell, transfer or otherwise dispose of, or subject to or permit any Lien (other than Permitted Liens) on, any of (x) the Kali Intellectual Property Rights or (y) the other properties or assets of Kali other than in the ordinary course of business;

                  (vii) not commence or settle any lawsuit or litigation, other than in the ordinary course of business;

                  (viii) use commercially reasonable efforts to maintain and repair, or cause to be maintained and repaired, all Leased Real Property (including all Improvements thereon) and equipment, in each instance in adequate condition and repair as reasonably necessary in connection with the operation of Kali's businesses and shall promptly notify PRI of any material casualty or damage to any portion of the Leased Real Property or any material portion of Kali's equipment or inventory;

                  (ix) timely pay any Taxes that may become due; and

                  (x) not take (or omit to take) any action that would cause any of the conditions set forth in Sections 8 or 9 of this Agreement not to be satisfied.

            (b) From and after the Effective Date and until the earlier of (x) the Closing and (y) the Termination Date, except as may be agreed to in writing by Kali, PRI shall not, and shall not permit any of its Affiliates to, take any action or agree to take (or omit to take) any action that would cause any of the conditions set forth in Sections 8 or 9 of this Agreement not to be satisfied.

            6.2 PRE-CLOSING ACCESS. From and after the Effective Date through the earlier of (x) the Closing and (y) the Termination Date, Kali shall provide PRI and its employees, counsel, accountants and other representatives reasonable access, during normal business hours and following reasonable prior notice, to the Facility and to such of its customers and suppliers, properties, Tax Returns, Books and Records and employees as PRI deems necessary or advisable in connection with the transactions contemplated hereby. PRI and its employees and representatives shall be entitled to conduct such environmental studies, analyses and inspections with respect to Kali's assets and properties as PRI may reasonably require. Kali and the Kali Shareholders shall timely furnish PRI with such financial and operating data and other information regarding Kali and its businesses and operations as PRI may from time to time reasonably request. All information disclosed to PRI in connection with the transactions contemplated hereby shall be subject to the provisions of that certain confidentiality agreement executed by PRI and Kali on or about January 16, 2004. None of the investigations or reviews conducted by PRI shall in any way affect or limit Kali's or the Kali Shareholders' representations, warranties, covenants or agreements contained herein.

            6.3 COMMERCIALLY REASONABLE EFFORTS; ANTI-TRUST FILINGS; FURTHER ASSURANCES.
            (a) Each of the Parties shall act in good faith and use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable to consummate the transactions contemplated by this Agreement as soon as reasonably practicable. Without limiting the generality of the foregoing, the Parties shall, and shall cause their respective Affiliates to, use commercially reasonable efforts to (i) obtain, on or prior to the Closing, all Consents and waivers (including the waiver of any right of first refusal held by any Person, including the right purported to be held by Perrigo pursuant to the Option Agreement (the "Perrigo Waiver")) and provide all notices to, and make all filings with and all applications and submissions to, any Governmental Authority or Person required for the consummation of the transactions contemplated by this Agreement as promptly as reasonably practicable; provided, HOWEVER, that to the extent that any of such Consents are not obtained by the Closing Date, the Kali Shareholders and PRI shall continue to use commercially reasonable efforts thereafter to obtain them; (ii) provide all such information concerning such Party and its officers, directors, employees, trustees and Affiliates as may be necessary or reasonably requested by another Party in connection with the foregoing; and
(iii) avoid the entry of, or have vacated or terminated, any injunction, decree, order or judgment that would restrain, prevent or materially delay the consummation of the transactions contemplated by this Agreement, including defending through litigation any claim asserted in any court by any Governmental Authority or Person.

            (b)   Each  of the Parties shall take any and all  reasonable  steps necessary to avoid or eliminate any impediment(s) under any antitrust, competition or trade regulation Law that is asserted by any Governmental Authority with respect to the consummation of the transactions contemplated by this Agreement so as to enable the consummation of such transactions as expeditiously as possible. Without limiting the generality of the foregoing, the Parties shall make, or cause to be made on their behalf, appropriate filings under the HSR Act with respect to the transactions contemplated hereby on or before the fifth (5th) Business Day after the Effective Date. The Parties shall each file or cause to be filed as promptly as practicable with the U.S. Federal Trade Commission and the U.S. Department of Justice any supplemental information that may be requested pursuant to the HSR Act. All such filings shall comply with the requirements of the HSR Act. Prior to making any application to, or filing with, a Governmental Authority in connection with this Agreement each Party shall provide the other Party with drafts thereof and afford the other Party a reasonable opportunity to review and comment on such drafts; PROVIDED, HOWEVER, that the Parties shall be required to share drafts of the transaction-specific portions of such filings only. Furthermore, each Party shall (i) not extend any waiting period under the HSR Act or any other applicable antitrust or competition Laws or enter into any agreement with any Governmental Authorities not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other Party(ies); (ii) promptly notify the other Party(ies) of any written communication to that Party or its Affiliates from any Governmental Authority regarding the transactions contemplated by this Agreement and, subject to applicable Law, permit the other Party(ies) to review in advance any proposed written communication in response to any of the foregoing; (iii) not participate, or to permit any of its Affiliates to participate, in any substantive meeting or discussion with any Governmental Authority in respect of any filings, investigations or inquiries concerning this Agreement unless it consults with the other Party(ies) reasonably in advance thereof and, to the extent permitted by such Governmental Authority, gives the other Party(ies) the opportunity to attend and participate in such meeting; and (iv) promptly furnish the other Party(ies) with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and its Affiliates and their respective representatives, on the one hand, and any Governmental Authority(ies) or the members of their respective staffs, on the other hand, with respect to this Agreement. Additionally, Kali shall take any and all commercially reasonable steps to install, as soon as possible, a separator to the existing sanitary sewer line to the Facility (the "Separator").


            6.4.  NON-COMPETITION.
                  ----------------

            (a) In consideration of PRI's payment of the Purchase Price, each of the Kali Shareholders and its Affiliates and Associates shall not:

                  (i) directly or indirectly, for a period commencing on the Closing Date and ending thirty (30) months after the Closing Date (the "Non-Competition Period"), by ownership of securities or otherwise (except as a holder of less than five (5%) percent of any class of equity securities of any other Person, which class of securities shall have been registered under Section 12 of the Exchange Act), manage, control, finance, consult with, engage or participate in any manner in any business or activity (collectively, "Compete") anywhere in the world that is competitive with any portion of the Kali Business or any other business of PRI (or any of its Affiliates); PROVIDED, HOWEVER, that in respect of Mr. Subramanian, the Non-Competition Period shall terminate on the later of (A) the termination or expiration of Mr. Subramanian's employment with Par pursuant to the Subramanian Employment Agreement and (B) thirty (30) months after the Closing Date (unless Mr. Subramanian's employment shall have been terminated pursuant to Sections 3.2.4 or 3.2.5 of the Subramanian Employment Agreement), in which case the Non-Competition Period shall terminate twenty-four
(24) months after the Closing Date); and

                  (ii) directly or indirectly, at any time after the Closing Date, Compete anywhere in the world with or in respect of (A) any products as to which PRI (or any of its Affiliates), or any co-development partner of PRI (or any of its Affiliates), shall have filed (irrespective of whether accepted for filing by the FDA) in good faith an ANDA or NDA (including 505(b)(2) Applications) with the FDA, in each case, with respect to a drug technology
substantially  developed  by  PRI  (or  any  of  its  Affiliates),   as  of  the
Determination Date; (B) any products that PRI (or any of its Affiliates) is manufacturing, supplying, distributing or selling, either by itself or together with any other Person (including any product marketed through any authorized generic product agreement), as of the Closing Date; (C) any products that PRI (or any of its Affiliates) shall manufacture or shall have developed or co-developed and either supply, distribute or sell, either by itself or together with any Person, at any time from the Effective Date through the later of the Subramanian Termination Date and date that is thirty (30) months from the Closing Date; or (D) any products that are marketed or distributed through any brand authorized generic product agreement at any time from the Effective Date through the later of the Subramanian Termination Date and date that is thirty
(30) months from the Closing Date. As used herein, the term "Determination Date" shall mean the later of (x) forty-two (42) months from the Closing Date and (y) twelve (12) months from the Subramanian Termination Date, other than a termination pursuant to Sections 3.2.4 or 3.2.5 of the Subramanian Employment Agreement, in which case the Determination Date shall be twelve (12) months from the date of such termination (irrespective of clause (x) above). Notwithstanding the foregoing, with respect to the products described in clause (A) above, if the Subramanian Termination Date is on or after the thirtieth (30th) month after the Closing Date or Mr. Subramanian's employment is terminated pursuant to Sections 3.2.4 or 3.2.5 of the Subramanian Employment Agreement, this Section 6.4(a)(ii) shall apply to all ANDAs or NDAs (including 505(b)(2) Applications) filed before such Subramanian Termination Date and after such Subramanian Termination Date only as to which material development efforts relating to such product shall have occurred prior to the Subramanian Termination Date.

                  PRI (or Par, on PRI's behalf) shall deliver to Mr. Subramanian
(i) at the Closing a then current list of all products included in clauses (A) through (D) above, including a list of ANDAs and NDAs (including 505(b)(2) Applications) that PRI (or any of its Affiliates) has filed (irrespective of whether accepted for filing by the FDA), and then presently expects to file, with the FDA within twelve (12) months of delivery of the list (the "Product List") and (ii) an update of the Product List monthly thereafter during the term of Mr. Subramanian's employment with Par or PRI and (iii) a proposed final Product List within twenty (20) Business Days of the Subramanian Termination Date (the "Proposed Definitive Product List"). In addition, within twenty (20) Business Days of the Determination Date, PRI (or Par, on PRI's behalf) shall provide to Mr. Subramanian an updated version of the Proposed Definitive Product List, which revised list shall be the definitive Product List setting forth the products with which the Kali Shareholders shall not Compete in accordance with
Section 6.4(a)(ii) hereof (the "Definitive Product List"). For the avoidance of doubt, if the Subramanian Termination Date is on or after the thirtieth (30th) month after the Closing Date or Mr. Subramanian's employment is terminated pursuant to Sections 3.2.4 or 3.2.5 of the Subramanian Employment Agreement, the Definitive Product List shall not contain any products (x) that were not set forth on the Proposed Definitive Product List and (y) as to which no material development efforts occurred prior to the Subramanian Termination Date. PRI's right to enforce this Section 6.4(a)(ii) shall be conditioned upon its delivery to Mr. Subramanian of both the Proposed Definitive Product List and the Definitive Product List. If requested by the Kali Shareholders' Rep in writing, PRI (or Par, on PRI's behalf) shall provide reasonably satisfactory written evidence (x) of the filing of each ANDA or NDA with the FDA and (y) that material development efforts shall have been performed prior to the Subramanian Termination Date, in each case, with respect to each product set forth on the Definitive Product List and, if reasonably satisfactory written evidence of such filing is not delivered to Mr. Subramanian within thirty (30) days of such request, such product shall be deemed deleted from the Definitive Product List. This Section 6.4(a)(ii) shall not be violated by any Kali Shareholder (or any of their respective Affiliates and Associates) owning less than five (5%) percent of any class of equity securities of any other Person (which class of securities shall have been registered under Section 12 of the Exchange Act), that Competes with any of the products on the Product List.

            (b) The Kali Shareholders acknowledge that a violation or threatened violation of any of the provisions of this Section 6.4, Section 6.9 or Section 6.10 hereof may result in PRI and its Affiliates sustaining irreparable harm, which result may not be adequately redressed by the payment of damages to PRI and its Affiliates and, therefore, in addition to any other remedies that PRI and its Affiliates may have under this Agreement or otherwise, PRI and its Affiliates shall be entitled to apply to any court of competent jurisdiction, at law or in equity, for an injunction, without providing any bond, enjoining or restraining any such violation, including the rescission of any violative transaction to the extent permissible under applicable Law. If, for any reason, a court of competent jurisdiction shall find any of the provisions of this Section 6.4, Section 6.9 or Section 6.10 hereof unreasonable in duration, geographic scope or otherwise, the prohibitions contained herein shall be restricted to such time and geographic area as such court determines to be reasonable and that reflect the intention of the Parties to the fullest extent permissible. Such restriction shall apply only with respect to the operation of such provisions in the particular jurisdiction in which such adjudication is made.

            (c) The Parties hereby acknowledge that this Section 6.4 and Sections 6.5, 6.9 and 6.10 hereof are essential terms of this Agreement.


            6.5. BIOSTUDIES PRODUCTION. If, for any reason, following the Closing, Kali shall fail to complete a Biostudy (irrespective of the outcome of any such Biostudy) in respect of at least one (1) new product during each of the four successive six- (6) month periods immediately following the Closing Date (PROVIDED, that, with respect to the last of such six- (6) month periods, Kali must complete or be actively conducting a Biostudy during the last three (3) months of such period), any such failure (the "Failure to Complete Biostudies") shall constitute a material breach by the Kali Shareholders of this Agreement.
 Upon such a breach, the Kali Shareholders shall be jointly and severally liable to PRI for their PRO RATA share of liquidated damages in an aggregate amount of $30,000,000 (the "Disruption Damages"). Each Kali Shareholder's PRO RATA share of the Disruption Damages shall be equal to such Kali Shareholder's PRO RATA share of the Cash Purchase Price received by such Kali Shareholder pursuant to
Section 2.2(c) hereof. Notwithstanding the foregoing, the Kali Shareholders shall not be liable for non-performance of Kali's obligations pursuant to this
Section 6.5 if and to the extent any such non-performance is directly due to a Force Majeure Event or a Business Interruption Event. Such non-performance will be excused for as long (but only for as long) as such event shall be continuing; PROVIDED, HOWEVER, that the Kali Shareholders' Rep shall give prompt written notice to PRI of the Force Majeure Event or Business Interruption Event. PRI and the Kali Shareholders' Rep shall exercise commercially reasonable efforts to eliminate the Force Majeure Event or Business Interruption Event and to resume performance of Kali's affected obligations as soon as practicable. The occurrence of any Force Majeure Event or Business Interruption Event in any particular six (6)-month period shall not excuse or diminish the obligation of Kali to complete a Biostudy in any other periods or the Kali Shareholders' obligations hereunder. PRI and the Kali Shareholders hereby agree that the Disruption Damages are reasonable and shall not constitute a penalty. Payment of the Disruption Damages shall be subject to Sections 10.3(b) and (c) hereof. Each of the Kali Shareholders hereby acknowledges and agrees to the provisions of this Section 6.5 and further acknowledges that such Kali Shareholder may be required to pay a portion of the damages provided herein notwithstanding the fact that he, she or it may or may not have been involved with the Failure to Complete Biostudies. The Disruption Damages payable hereunder shall not affect or diminish the provisions of the last sentence of Section 2.2(e) hereof.


            6.6. PUBLIC ANNOUNCEMENTS. Except as reasonably determined to be required by applicable Law or the rules of any applicable stock exchange, neither PRI or Kali nor the Kali Shareholders shall, nor shall they permit any of their respective Affiliates to, make any public announcement in respect of this Agreement, the other agreements contemplated hereby or the transactions contemplated hereby or thereby, without the prior written consent of the other Party(ies) hereto (which consent shall not be unreasonably withheld or delayed).

            6.7. EMPLOYEES. Kali and Mr. Subramanian shall, subject to applicable Law, support all efforts of PRI to retain all employees of Kali whom PRI shall identify to Kali that it desires to employ to continue their employment with Kali (the "Continuing Employees"). PRI shall use commercially reasonable efforts to provide the Continuing Employees with such employee benefit plans as are provided generally to employees of PRI and its Affiliates who have equivalent responsibilities, salaries and years of service, including any participation in applicable employee incentive equity ownership or stock option plans. Notwithstanding the foregoing, the Continuing Employees are not intended to, and shall not, be third-party beneficiaries of this or any other provision of this Agreement.


            6.8. RESIGNATIONS; REVOCATIONS; RELEASES. On or before the Closing Date, Kali shall cause to be delivered to PRI (i) duly executed resignations, effective immediately after the Closing, of those officers and directors of Kali as shall be requested by PRI in a writing delivered to Kali on or before the second (2nd) Business Day prior to the Closing; and (ii) duly executed revocations, effective immediately after the Closing, of the Corporate Accounts and Powers. Additionally, each of the Kali Shareholders, on its own behalf and on behalf of any of its Affiliates and Associates, hereby irrevocably waives, and transfers to PRI, subject to and effective upon the Closing, any and all claims, rights or interests that such Kali Shareholder has or may have in, to or in respect of the matters referred to in clauses (i) through (iv) of Section
3.26 hereof.


            6.9. CONFIDENTIALITY. From and after the Closing Date, each of the Kali Shareholders shall treat and hold as confidential all information relating to the assets, operations and condition of Kali. Without limiting the foregoing, each of the Kali Shareholders shall not, and shall cause each of its Affiliates not to, disclose any such confidential information to any Person (except, as may be necessary, to such Person's auditors, counsel or other professional advisors) or make use of or exploit any such confidential information for its own purposes or for the benefit of any other Person (other than Kali or PRI). In the event that any of the Kali Shareholders or their Affiliates are required (by oral or written request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process, or by applicable Law) to disclose any such confidential information, then such Kali Shareholder shall promptly notify PRI of the requirement so that PRI, at its expense, may seek an appropriate protective order or waive compliance with this
Section 6.9. If, in the absence of a protective order or receipt of a waiver hereunder, a Kali Shareholder or its Affiliate is, on the advice of counsel, compelled to disclose such confidential information, the Kali Shareholder (or such Affiliate) may so disclose the confidential information; PROVIDED, HOWEVER, that the Kali Shareholder or such Affiliate, as the case may be, will use all reasonable efforts to obtain reliable assurance that confidential treatment will be afforded to such confidential information. The provisions of this Section 6.9 shall not be deemed to prohibit the disclosure by the Kali Shareholders of confidential information relating to the operations or affairs of Kali to the extent reasonably and directly required (i) to prepare or complete any required Tax Returns or financial statements, (ii) in connection with any reports, statements, testimony audits or other proceedings before or by a Governmental Authority, (iii) to comply with any applicable Laws, (iv) to defend any suit, claim or other litigation, or in response to any summons or subpoena, or (v) to provide services to PRI in accordance with the terms of this Agreement or any other agreement contemplated hereby. The provisions of this Section 6.9 shall not apply to information that is or becomes (x) publicly available other than as a result of a disclosure by any of the Kali Shareholders (or their respective Affiliates) or (y) available to a Kali Shareholder or any of its Affiliates on a non-confidential basis from a source that, to the knowledge of such Kali Shareholder, is not prohibited from disclosing such information by any legal, contractual or fiduciary obligation.


            6.10. NON-SOLICITATION. From the Closing Date until the fourth (4th)
anniversary of the Closing Date (the "Non-Solicitation Period"), the Kali Shareholders shall not, directly or indirectly, hire or recruit any employee of PRI (or any of its Affiliates) or solicit or induce, or attempt to solicit or induce, (i) any employee of PRI (or any of its Affiliates) to terminate his/her employment with, or otherwise cease his/her relationship with PRI (or any of its Affiliates) or (ii) any then current customer or client of PRI (or any of its Affiliates) to materially alter, terminate or otherwise cease its relationship with PRI (or any of its Affiliates). Notwithstanding the foregoing, the Non-Solicitation Period in respect of Mr. Subramanian shall terminate on the later of (x) two (2) years after the termination or expiration of Mr. Subramanian's employment with PRI pursuant to the Subramanian Employment Agreement and (y) four (4) years after the Closing Date, except (A) in the case of a termination of Mr. Subramanian's employment pursuant to Sections 3.2.4 or
3.2.5   of  the   Subramanian   Employment   Agreement,   in   which   case  the
Non-Solicitation Period in respect of Mr. Subramanian as to customers and clients of PRI (but not as to employees of PRI) shall, subject to Section 6.4 hereof, terminate twelve (12) months from the Subramanian Termination Date and
(B) that Mr. Subramanian may employ Ms. Subramanian without any violation or breach of this Section 6.10.


            6.11. FINANCIAL STATEMENTS AND OTHER INFORMATION. Promptly following the Effective Date, and in no event later than five (5) Business Days prior to the Closing Date, Kali and the Kali Shareholders shall provide to PRI copies of all financial statements of Kali that would be required to be included in a Form 8-K (and any amendments thereto) to be filed pursuant to the Exchange Act in connection with the transactions contemplated hereby. Such financial statements shall comply in form and substance with the requirements of such Act and all other applicable Federal securities Laws and regulations.


            6.12. USE OF LEASED REAL PROPERTY.
                  ---------------------------

            (a) Prior to the Closing, without the prior written consent of PRI, neither Kali nor the Kali Shareholders shall enter into any contract or other agreement with respect to any portion of the Leased Real Property that would survive the Closing or otherwise adversely affect the use, operation or enjoyment of the Leased Real Property after the Closing, unless the same is terminable upon no more than thirty- (30) days' prior written notice and without any significant Liability.

            (b) Upon PRI's reasonable request, Kali and the Kali Shareholders shall cooperate with PRI, without their being required to incur any significant monetary obligation, in obtaining any and all Permits or Consents of any Governmental Authorities, including variance and site plan approvals, necessary for PRI's planned operations at the Leased Real Property following the Closing; PROVIDED, that Kali shall not be obligated to obtain any Permit, Consent or variance required to permit PRI to conduct any business or activity after the Closing other than in respect of the businesses of Kali as conducted on the Closing Date.


            6.13. ISRA/ENVIRONMENTAL COMPLIANCE.
                  -----------------------------

            (a) ISRA COMPLIANCE. The Parties acknowledge that the transactions contemplated hereby require compliance with ISRA. Notwithstanding anything to the contrary contained in this Agreement, Kali shall assume, perform, satisfy and discharge in full all of its obligations, responsibilities and liabilities under ISRA in connection with the transactions contemplated hereby, as specifically set forth below.

            (b) ISRA CLEARANCE. Kali shall, as soon as practicable after the Effective Date, make all filings and submissions required under ISRA, including a General Information Notice in connection with the transactions contemplated hereby (collectively, the "ISRA Filings"), and in good faith pursue ISRA Clearance through a Remediation Agreement (a "Remediation Agreement"), a Letter of Non-Applicability, Remediation in Progress Waiver, Expedited Review Approval, a No Further Action/Covenant Not to Sue (an "NFA") or any other Authorization Letter, as defined in N.J.A.C. 7:26B-1.4, issued by the New Jersey Department of Environmental Protection ("NJDEP"), permitting the transactions contemplated hereby to be consummated ("ISRA Clearance").

            (c) REMEDIATION AGREEMENT. Kali shall, as soon as practicable, seek to obtain ISRA Clearance via an Authorization Letter in respect of the Facility. If the Parties shall reasonably determine that, without a Remediation Agreement, it is unlikely that ISRA Clearance will be obtained to permit the Closing to occur within forty-five (45) days of the Effective Date, then the Parties shall execute a Remediation Agreement, pursuant to which neither VGS nor the Kali Shareholders shall have any future monetary obligation; PROVIDED, HOWEVER, that if the related Preliminary Assessment Report shall reasonably estimate the costs in respect of such remediation to exceed $700,000 (including the use of Controls), then PRI shall not be obligated to execute the Remediation Agreement.

            (d) COST OF ISRA CLEARANCE. PRI shall be solely responsible for all costs and expenses required to obtain ISRA Clearance and all investigatory and/or remediation costs, if any, relative to ISRA Clearance, including any liability for natural resource damages that (i) are claimed by any Person during such time following the Closing that Kali shall be the operator and/or owner of the Facility or (ii) that are caused by PRI; provided, HOWEVER, that $6,000, which amount is the full amount that has been incurred by Kali relative to ISRA Clearance prior to the Effective Date, shall remain subject to Section 2.2(d)(v) hereof. If, in the course of obtaining ISRA Clearance, environmental investigations and/or remediation shall be required pursuant to applicable Environmental Laws, PRI shall, at its sole cost and expense, diligently pursue final environmental approvals for such investigations and/ or remediation requirements, as applicable, including NJDEP's issuance of an NFA, subject to the provisions of Section 6.13(g) hereof. With respect to any NFA issued in connection with obtaining ISRA Clearance, PRI shall execute a covenant not to sue.

            (e)   INDEMNITY.  Notwithstanding  the foregoing  provisions of this
Section 6.13, the Kali Shareholders shall, jointly and severally, defend, indemnify and hold harmless Kali, PRI and their respective directors, officers, shareholders, agents, Affiliates, successors and permitted assigns, from and against, and shall pay and reimburse the foregoing Persons for, any and all Losses related to or resulting from Kali's failure to comply with, or any violations by Kali of the requirements of, ISRA that may arise as a result of a cessation of business or activity by Kali at a property other than the Facility prior to the Effective Date; PROVIDED, HOWEVER, that the aggregate dollar amount of the Kali Shareholders' indemnification obligation provided in this Section 6.13(e) shall not exceed fifty (50%) percent of any fines or other monetary obligations imposed under Law or by any Governmental Authority as a result of such failure or violation.

            (f) STATUS AND ACCESS. PRI shall keep the Kali Shareholders fully apprised of the status of any post-Closing investigation and/or remediation actions undertaken at the Facilities, shall provide the Kali Shareholders with a reasonable opportunity to review and comment on and consent to (which consent shall not be unreasonably withheld, conditioned or delayed) reports and other documents related to such actions prior to their submission to any Governmental Authority or Person, and shall provide the Kali Shareholders with advance notice of any meetings with Governmental Authorities regarding such actions, as to which meetings the Kali Shareholders or their representatives shall have the right to attend.

            (g) INSTITUTIONAL CONTROLS/ENGINEERING CONTROLS. PRI shall not propose to any Governmental Authority, or implement, any institutional control, engineering control, or the like, including a Classification Exception Area and/or Deed Notice (collectively, "Controls") without the express written consent of the Kali Shareholders; PROVIDED, however, that, if the Kali Shareholders shall withhold such consent, then the Kali Shareholders shall be solely responsible for any and all additional costs and expenses required to obtain an NFA from NJDEP without the use of Controls. Notwithstanding the foregoing, in no event may PRI propose a Control that materially and adversely affects the use of the Facility for commercial purposes.

            (h)   EFFECT ON  REPRESENTATIONS,  WARRANTIES,  ETC. Nothing in this
Section 6.13 shall in any way alter or otherwise diminish the application, or effect, of any of the representations and warranties contained in Section 3.14 hereof or the indemnity provisions of Section 11.2(a) hereof.


            6.14. EXCLUSIVE DEALINGS. From the Effective Date through the earlier of (x) the Closing Date and (y) the Termination Date, Kali and the Kali Shareholders shall not, and shall cause Kali's directors, officers, employees, agents and Affiliates not to, directly or indirectly, solicit or initiate the submission of proposals from, or solicit, encourage, entertain or enter into any arrangement, agreement, letter of intent or understanding with, or engage in any negotiations with, or furnish any information to, any Person (including

Perrigo), other than PRI or any representative(s) or agent(s) thereof, with respect to the direct or indirect acquisition of all or any material portion of the business, operations or assets (including any of the Leased Real Property) of Kali or any of its (issued or unissued) capital stock. If Kali, the Kali Shareholders or any of their respective Affiliates, during such period, receive any offer or inquiry relating to any such acquisition, or obtain information that such an offer or inquiry is likely to be made, it/he will provide PRI with immediate written notice thereof.

            6.15. COMMERCIALLY REASONABLE EFFORTS TO CLOSE. Each of the Parties shall use commercially reasonable efforts to satisfy, or to cause to be satisfied, all conditions to such Party's obligation to close the transactions contemplated hereby that are reasonably within the control of such Party. If all of the conditions to a Party's obligation to close hereunder shall have been satisfied, such Party shall diligently proceed to close.


            6.16. FURTHER ASSURANCES; PERRIGO CLAIM. From time to time before and after the Closing Date, Kali and the Kali Shareholders, as applicable, shall each execute and deliver all such documents and instruments, and do all such acts, as PRI may reasonably request in order to convey to PRI the Kali Shares, free and clear of all Liens, and otherwise carry out the intent of the Parties under this Agreement. Kali and the Kali Shareholders hereby represent that they have delivered to PRI true and complete copies of all written correspondence and provided true and accurate summaries of all oral communications with Perrigo in respect of its purported first refusal right, the Option Agreement and the Perrigo Offer. The Kali Shareholders and Kali shall provide PRI, and PRI shall provide the Kali Shareholders' Rep, with prompt notice of any written or oral communications with Perrigo regarding any claims or other assertions made by Perrigo against any of them or any of their respective Affiliates and shall not, without the prior written consent of PRI on the one hand, or the Kali Shareholders' Rep, on the other hand, make any communications, written or oral, to Perrigo regarding any matter relating to this Agreement, the Option Agreement, the Perrigo Offer or Perrigo's purported first refusal right. Kali and the Kali Shareholders and PRI shall cooperate, as and to the extent reasonably requested by the other Party(ies), in connection with any claim, litigation or other proceeding asserted by any third parties (including Perrigo) that seeks to enjoin, delay or to recover monetary damages in respect of the transactions contemplated by this Agreement, and each Party shall be entitled to participate in any meetings with Perrigo in respect of any such claim, litigation or other proceeding. The Kali Shareholders shall cooperate in the defense or prosecution of any such third-party claims, litigation or other proceeding and in good faith retain and furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested by PRI in connection therewith, and assist generally with the establishment of any and all reasonable defenses to any such third-party claim, litigation or proceeding. Prior to the Closing, each of the Parties, subject to the other provisions of this Section 6.16, shall use commercially reasonable efforts to settle or otherwise resolve any claims made (or that may be made) in connection with Perrigo's purported first refusal right or the Perrigo Offer or to otherwise enter into a reasonable arrangement with Perrigo in connection therewith prior to the Closing, including, without limitation, meeting its respective obligations as set forth in that certain letter agreement, dated as of the Effective Date, executed and delivered by the Parties; PROVIDED, HOWEVER, that PRI shall control any and all attempts and efforts to settle or otherwise address any such claims, subject to the right of the Kali Shareholders' Rep to fully participate. No settlement in respect thereof shall be entered into without the full participation and express written consent of PRI. Each of PRI, Kali and the Kali Shareholders' Rep believes that, based on the facts and circumstances, including discussions with their legal counsel, that the execution and delivery of this Agreement and the performance of the Parties' obligations contemplated hereunder, will not violate Perrigo's purported right of first refusal.


            6.17. SUPPLEMENTAL DISCLOSURE. Each of the Parties hereby agrees that, with respect to their respective representations and warranties contained in this Agreement, each such Party shall have a continuing obligation to promptly provide detailed disclosure to the other Parties with respect to any matter hereafter arising or discovered that, if existing or known as of the Effective Date, would have been required to be set forth on or described in the schedules hereto; PROVIDED, HOWEVER, that none of such disclosure shall be deemed to modify, amend or supplement any of the representations and warranties of the disclosing Party or any of the schedules hereto as of the time such representations and warranties were initially made, unless the Party to whom such disclosure(s) are made shall have consented thereto in writing; and PROVIDED, FURTHER, that such disclosure shall not, under any circumstances, be permitted to cure any breaches existing at the time that such representations or warranties were initially made.


            6.18. LEASES. (a) The Kali Shareholders shall cause VGS to, and VGS shall, enter into a lease agreement with PRI or Kali in respect of the Facility (including the proposed additional terms thereto), in the form attached hereto as Exhibit C, at the Closing, which lease shall be for a term of at least two years and contain an immediately exercisable, irrevocable option for PRI to purchase such Facility.

            (b) Immediately prior to Closing, VGS and Kali shall terminate that certain lease with respect to property located in Piscataway, New Jersey, without further liability to Kali.


            6.19. VGS LOAN. At the Closing, VGS shall execute and deliver the VGS Note (which shall include the principal amount of the Post-Effective Date VGS Loan) to PRI on behalf of Kali (which may be assigned to PRI) and execute and deliver to the holder of the VGS Note a mortgage on the Facility to secure the obligations under such Note.


            6.20. CONDUCT OF KALI BUSINESS POST-CLOSING. PRI shall, during the period after the Closing Date through the Subramanian Termination Date (or if Mr. Subramanian's employment shall be terminated pursuant to Section 3.2.1, 3.2.2, 3.2.4 or 3.2.5 of the Subramanian Employment Agreement, through the date that is thirty (30) months from the Closing Date), use commercially reasonable efforts to conduct the business of Kali in a manner consistent with the manner in which Kali conducted the Kali Business immediately prior to the Closing and to use commercially reasonable efforts to (i) prevent the occurrence of any Business Interruption Event, (ii) conduct Biostudies with respect to products and proposed products as to which the conduct of Biostudies is reasonable under the circumstances (it being hereby acknowledged by the Parties that the continued (or non-continuance of) employment of Mr. Subramanian is a relevant factor in determining what shall be reasonable) and (iii) file with or submit to the FDA ANDAs with respect to any products and proposed products as to which such filing or submissions are reasonable under the circumstances; PROVIDED, that in no event shall PRI be deemed to have breached this Section 6.20 if (and to the extent) its actions or failure to act resulted from any act or omission of Mr. Subramanian. Mr. Subramanian shall reasonably cooperate with PRI to facilitate PRI's compliance with this Section 6.20.


            7.    CERTAIN TAX MATTERS.
                  -------------------

            7.1 TAX INDEMNIFICATION. The Kali Shareholders hereby, jointly and severally, agree to defend, indemnify and hold harmless Kali, PRI and their respective directors, officers, shareholders, agents, Affiliates, successors and permitted assigns, from and against, and shall pay and reimburse the foregoing Persons for, any and all losses, liabilities, claims, obligations, penalties, damages, costs and expenses (including all attorneys' fees and disbursements and other costs reasonably incurred or sustained by an Indemnitee (as defined in
Section 11.3 hereof) in connection with the investigation, defense or prosecution of any such claim or any action or proceeding between the Indemnitee and the Indemnifying Party (as defined in Section 11.3 hereof) or between the Indemnitee and any third party or otherwise), whether or not involving a third-party claim (collectively, "Losses"), relating to or arising out of (i) all Taxes of Kali due for all taxable periods ending on or prior to the Closing Date and the portion of the taxable period through the end of the Closing Date for any taxable period that includes (but does not end on) the Closing Date (the "Pre-Closing Tax Period"); (ii) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which Kali (or any predecessor) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation Section 1.1502-6 or any analogous or similar Law; and (iii) all Taxes of any Person (other than Kali) imposed on Kali as a transferee or successor, by contract or pursuant to Law. The Kali Shareholders shall, jointly and severally, reimburse PRI for any Taxes of Kali that are the responsibility of the Kali Shareholders pursuant to this Section 7.1 within fifteen (15) days after payment of such Taxes by PRI or Kali.

            7.2 STRADDLE PERIOD. In the case of any taxable period that includes, but does not end on, the Closing Date (a "Straddle Period"), the amount of any Taxes based on or measured by income or receipts of Kali, including sales and use Taxes for the Pre-Closing Tax Period, shall be determined based on an interim closing of the books as of the close of business on the Closing Date and the amount of other Taxes of Kali, including real estate Taxes, for a Straddle Period that relate to the Pre-Closing Tax Period shall be deemed to be the amount of such Tax for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the total number of days in such Straddle Period.


            7.3 SECTION 338(H)(10) ELECTION. Each of the Kali Shareholders will join with PRI in taking or causing to be taken, and shall take or cause to be taken, all actions necessary and appropriate to effect a timely and proper election under Code Section 338(h)(10) and the Treasury Regulations promulgated thereunder (and any corresponding election under state, local and foreign Tax
Laws) with respect to the purchase and sale of the Kali Shares hereunder (the "Section 338(h)(10) Election"). In particular, and without limitation, each Kali Shareholder will execute and deliver to PRI a Form 8023, countersigned by a duly authorized officer of PRI (and any similar form required under state, local and foreign Tax laws) on or prior to the Closing with respect to Kali in order to make the Section 338(h)(10) Election, which Form 8023 will be filed by PRI promptly after the Closing. The Kali Shareholders and Kali shall include all income, gain, loss, deduction or other Tax item(s) resulting from the Section 338(h)(10) Election on their respective Tax Returns to the extent required by applicable Law and in accordance with the allocations of Purchase Price as determined pursuant to Section 7.4 hereof. Subject to reimbursement pursuant to
Section 2.5 hereof, the Kali Shareholders shall also pay any Tax imposed on Kali attributable to the making of the Section 338(h)(10) Election, including (a) any Tax imposed under Code Section 1374 and (b) any state, local or foreign Tax imposed on Kali's income or gains, and the Kali Shareholders shall indemnify PRI and Kali against, and pay or reimburse them for, all Losses arising out of any failure timely to pay any such Taxes. Notwithstanding anything to the contrary contained in the immediately preceding sentence, PRI shall pay, in accordance with Section 2.5 hereof, to the Kali Shareholders' Rep (a) the New Jersey Corporate Tax Reimbursement so as to enable the Kali Shareholders to pay on behalf of Kali the amount of any New Jersey Business Corporation Tax imposed upon Kali resulting from the deemed sales of its assets upon the making of the
Section 338(h)(10) Election, (b) the Transfer Tax Reimbursement, so as to enable the Kali Shareholders to pay either on behalf of Kali, or on their own collective behalf, the amount of such Taxes as are covered by such Reimbursement and (c) the amount of the Second Level Gross-Up as that is attributable to the New Jersey Corporate Tax Reimbursement and the Transfer Tax Reimbursement, subject, however, to the right (as set forth in Section 2.5 hereof) of PRI to pay the amounts described in clauses (a), (b) and (c) by offsetting against such amounts when otherwise due an equivalent amount of the then outstanding principal amount of and/or accrued interest the VGS Note.


            7.4. ALLOCATIONS OF PURCHASE PRICE. The Parties hereby agree that the Purchase Price shall be allocated first among the assets of Kali as follows:
(i) first, to equipment in an amount equal to $2,650,000, (ii) second, in an amount equal to, and in accordance with, the tax adjusted bases (determined as of the Closing Date) of Kali's remaining tangible assets and (iii) third, the balance of the Purchase Price shall be treated as having been paid and shall be allocated to assets that qualify as "amortizable section 197 intangibles," including "goodwill" and "going concern value," under Code Section 197 and that are treated as capital assets under Code Section 1221; it being intended by the Parties that, subject to confirmation with the independent certified public accountant of PRI, the allocation of the Purchase Price among the respective assets of Kali, as set forth in this Section 7.4, shall reflect the current fair market values of Kali's assets as of the Closing Date. The Gross-Up and the Second Level Gross-Up, as calculated under Section 2.5 hereof with respect to Kali, shall be allocated to such assets of Kali as qualify as "amortizable section 197 intangibles," including "goodwill" and "going concern value," under Code Section 197 and that are treated as capital assets under Code Section 1221. At such time as the Closing Certificate shall become final in accordance with
Section 2.4(c) hereof, the independent certified public accountant of PRI shall provide to PRI and Kali a completed IRS Form 8883 (the "Asset Allocation Statement Under Section 338"), reflecting the allocation of the Purchase Price, including the Gross-Up and the Second Level Gross-Up, among the various Classes of Assets (as set forth in such Form 8883) of Kali in accordance with the principles set forth in this Section 7.4. In addition to receiving its own Form 8883 from the independent public accountant of PRI, Kali shall receive from such accountant copies of the Form 8883 to be filed by PRI, and PRI shall receive from such accountant copies of the Form 8883 to be filed by Kali. The allocation of the Purchase Price among the assets of Kali, as set forth in the Form 8883 prepared by such accountant, shall be binding on the Parties hereto, and the Parties shall not take a position inconsistent therewith for income tax purposes. For purposes of determining the "aggregate deemed sales price" and "adjusted grossed-up basis" for purposes of Code Section 338 and the Treasury Regulations, the Purchase Price allocated to, and treated as the consideration paid under, this Section 7.4 for the Kali Shares shall be grossed up to include the respective Liabilities (as determined under Federal income tax principles) of Kali as of the Closing Date; however, for purposes of allocation of Purchase Price, the value of the Warrants shall be zero. PRI shall attach such Form 8883 to a timely-filed consolidated Federal income Tax Return (and, where applicable, its state and local income tax returns) for its taxable year in which the sale occurs, and Kali shall attach its respective Form 8883 to its respective timely filed final Federal income tax return (I.E., IRS Forms 1120-S) and, where applicable, its state and local income tax returns, for its taxable year ending on the Closing Date. Any adjustments to the Purchase Price required hereunder, including any adjustments under Sections 2.2(d) and 2.4 hereof with respect to the Reduction Amount, shall be applied, on a "dollar-for-dollar" basis, to decrease the amount of the Purchase Price allocated to and treated as paid for Kali's "amortizable section 197 intangibles" that constitute capital assets as described above. Any Initial ANDA Payment, Second ANDA payment or Market Price Payment(s) shall be allocated to and treated as paid for Kali's "amortizable section 197 intangibles" that constitute capital assets as described above, except to the extent that any such Payments are required to be treated as imputed interest under the Code, includible in the income of the Kali Shareholders as interest income and deductible by PRI as interest expense in accordance with the Code. If and to the extent that any amount allocated to any asset is increased or decreased after the taxable year in which the sale occurs, any affected Party shall file a supplemental Form 8883 to report such change in accordance with the Treasury Regulations under Code Section 338 and the instructions to such Form and shall attach such supplemental Form 8883 to a timely filed Federal income tax return (and, where applicable, state and local income tax returns) for which the increase or decrease is taken into account. Prior to filing any such supplemental Form 8883, each Party shall provide the other Parties hereto with a draft of such Form 8883 for their review and, upon the filing of such supplemental Form 8883, each Party shall provide the other Parties hereto with a copy of such Form, as filed.

            7.5 S CORPORATION STATUS. Kali and the Kali Shareholders shall not revoke Kali's election to be taxed as an S corporation within the meaning of Code Sections 1361 and 1362. Kali and the Kali Shareholders shall not take or allow any action to be taken (or fail to take any action) that would result in the termination of Kali's status as a validly electing S corporation within the meaning of Code Sections 1361 and 1362.


            7.6 TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE. PRI shall prepare or cause to be prepared and file all Straddle Period Tax Returns. PRI shall obtain the prior written consent of the Kali Shareholders' Rep (which consent shall not be unreasonably withheld or delayed) to each such Tax Return described in the immediately preceding sentence prior to its filing.


            7.7   COOPERATION ON TAX MATTERS.
                  ---------------------------

            (a)   PRI,  Kali and the Kali Shareholders shall cooperate fully, as and to the extent requested by any other Party, in connection with the filing of Tax Returns pursuant to this Section 7 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party's request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees or representatives available on a mutually convenient basis to provide additional information and explanation of any materials provided hereunder. PRI (after the Closing) agrees to (i) retain all books and records with respect to Tax matters pertinent to Kali relating to any taxable period beginning before the Closing Date until the expiration of the applicable statute of limitations of the respective taxable periods and comply with all record retention agreements entered into with any Taxing Authority and (ii) give the Kali Shareholders' Rep reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the Kali Shareholders' Rep so requests in writing, PRI or Kali shall allow the Kali Shareholders' Rep to take possession of such books and records.

            (b) PRI and the Kali Shareholders further agree, upon request of the other Party(ies), to use their reasonable best efforts to obtain any certificate or other document from any Governmental Authority or Person as may be reasonably necessary to mitigate, reduce, defer or eliminate any Tax that could otherwise be imposed (including with respect to the transactions contemplated hereby).


            7.8 CERTAIN TAXES. Subject to Section 2.5 hereof, all transfer, documentary, real property transfer, sales, stamp, registration and similar Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by the Kali Shareholders when due, and the Kali Shareholders will, at their own expense, timely prepare and file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees. If required by applicable Law, PRI will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.


            8. CONDITIONS TO OBLIGATION OF PRI TO CLOSE. The obligation of PRI to consummate the transactions under this Agreement is subject to the satisfaction of each of the following conditions on or prior to the Closing Date, any one or more of which (other than Sections 8.7 and 8.8 hereof) may be waived in writing by PRI, in its sole discretion:


            8.1 AGREEMENTS AND CONDITIONS. Kali and the Kali Shareholders shall have complied with and performed in all material respects all agreements, covenants and conditions on their parts to be complied with and performed in connection with this Agreement on or before the Closing Date.


            8.2 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Kali and the Kali Shareholders contained in this Agreement shall be true and correct in all material respects, other than such representations and warranties that contain materiality or knowledge standards of qualifications, which representations and warranties shall be true and complete in all respects and without regard to knowledge, on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.


            8.3 NO LEGAL PROCEEDINGS. No suit, action or proceeding by or before any Governmental Authority shall have been instituted or overtly threatened to restrain or prohibit the transactions contemplated hereby and, as of the Closing Date, there shall be no action by or before any Governmental Authority or any suit, action or proceeding pending or threatened against or affecting Kali that involves a demand for any judgment or Liability, whether or not covered by insurance, that could reasonably be expected to have a Material Adverse Effect; PROVIDED, that the Parties hereby acknowledge and agree that those three (3) actual or threatened Paragraph IV Litigations set forth on
SCHEDULE 3.15 hereto shall be deemed to not be reasonably expected to have a Material Adverse Effect.


            8.4 KALI SHAREHOLDERS' AND OFFICERS' CERTIFICATE. PRI shall have received a certificate, dated the Closing Date, executed by each of the Kali Shareholders and an authorized executive officer of Kali to the effect that the conditions set forth in Sections 8.1, 8.2 and 8.3 hereof shall have been satisfied.

            8.5 PERRIGO RESOLUTION. Following the performance of PRI's obligations under Section 6.16 hereof, PRI shall be reasonably satisfied that there is no significant risk of any material Liability to it, at or following the Closing, relating to Perrigo's purported first refusal right or the Perrigo Offer, which satisfaction may include a waiver or release by Perrigo, or any appropriate declaratory or other judgment or order in respect thereof.

            8.6 DEATH OR DISABILITY OF MR. SUBRAMANIAN. Mr. Subramanian shall not have died or become permanently mentally or physically disabled.

            8.7 ISRA CLEARANCE. Kali shall have delivered to PRI satisfactory evidence that it has obtained ISRA Clearance.

            8.8 GOVERNMENTAL APPROVALS. Any applicable waiting period required in respect of the transactions contemplated hereby under the HSR Act shall have expired or been terminated without adverse action by any Governmental Authority with respect thereto; and no injunction or decree prohibiting or materially restricting or delaying the consummation of the transactions contemplated hereby shall have been issued by any Governmental Authority and remain in force.

            8.9 SECRETARY'S CERTIFICATE. PRI shall have received a certificate, dated the Closing Date, executed by the Secretary of Kali, certifying the incumbency and signature of each officer of Kali, authorized to act on behalf of Kali, in connection with the transactions contemplated hereby and attaching and certifying as true and complete copies of the Kali Organizational Documents, each as may have been amended up through the Closing Date.

            8.10. CERTIFICATE OF STATUS. PRI shall have received a certificate from the Secretary of State of the State of New Jersey stating that Kali has filed its most recent annual report, has not filed a certificate of dissolution or withdrawal and is in good standing in such jurisdiction

            8.11. CLOSING DELIVERIES. PRI shall have received, at or prior to the Closing, all such agreements, instruments and certificates required pursuant to Sections 2.1 and 2.3(c) hereof.

            8.12. IP  RELEASES;   EMPLOYMENT  REAFFIRMATIONS.   PRI  shall  have
received the IP Releases and Employment Reaffirmations, duly executed by the parties thereto.

            9. CONDITIONS TO OBLIGATIONS OF KALI AND THE KALI SHAREHOLDERS TO CLOSE. The obligations of Kali and the Kali Shareholders to consummate the transactions under this Agreement are subject to the satisfaction of each of the following conditions on or prior to the Closing Date, any one or more of which (other than Section 9.5 hereof) may be waived in writing by the Kali Shareholders' Rep, in his sole discretion:


            9.1 AGREEMENTS AND CONDITIONS. PRI shall have complied with and performed in all material respects all agreements, covenants and conditions on its part to be complied with and performed in connection with this Agreement on or before the Closing Date.


            9.2 REPRESENTATIONS AND WARRANTIES. The representations and warranties of PRI contained in this Agreement shall be true and complete in all material respects, other than such representations and warranties that contain materiality or knowledge standards of qualifications, which representations and warranties shall be true and correct in all respects and without regard to knowledge, on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

            9.3 NO LEGAL PROCEEDINGS. No suit, action or proceeding by or before any Governmental Authority shall have been instituted or overtly threatened to restrain or prohibit the transactions contemplated hereby; PROVIDED, that Kali and the Kali Shareholders may not invoke this condition, and, in the absence of any other such suit, action or proceeding, such condition shall be deemed to be satisfied notwithstanding that Perrigo shall have instituted or threatened a suit involving the Option Agreement and its purported right of first refusal so long as PRI shall be performing its obligations under
Section 6.16 hereof.

            9.4 OFFICER'S CERTIFICATE. The Kali Shareholders shall have received a certificate, dated the Closing Date, executed by an authorized executive officer of PRI to the effect that the conditions set forth in Sections 9.1, 9.2 and 9.3 hereof shall have been satisfied.

            9.5 GOVERNMENTAL APPROVALS. Any applicable waiting period required in respect of the transactions contemplated hereby under the HSR Act shall have expired or been terminated without adverse action by any Governmental Authority with respect thereto; and no injunction or decree prohibiting or materially restricting the consummation of the transactions contemplated hereby shall have been issued by any Governmental Authority and remain in force.

            9.6 CLOSING DELIVERIES. The Kali Shareholders shall have received, at or prior to the Closing, the Cash Purchase Price, the Warrant Agreement and the other agreements and instruments required pursuant to Section 2.3(b) hereof.

            10.   TERMINATION.


            10.1. TERMINATION.   This   Agreement  may  be  terminated  and  the
transactions contemplated hereby may be abandoned at any time prior to the Closing Date (the "Termination Date") only as follows:

            (a) by mutual  written  agreement of PRI and the Kali  Shareholders'
Rep;

            (b) by PRI (i) upon a breach of any representation, warranty, covenant or agreement of Kali or the Kali Shareholders set forth in this Agreement such that either (or both) of the conditions set forth in Sections 8.1 or 8.2 hereof would not be satisfied; PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this Section 10.1(b)(i) shall be available to PRI only after Kali shall have received written notice of such breach and a reasonable opportunity (of not less than twenty (20) Business Days) to cure (to the extent curable) the same or (ii) subject to Section 10.3(a)(iii) hereof, not earlier than April 30, 2004, upon not less than five (5) Business Days' prior written notice to Kali that PRI believes that the condition to its obligation to close set forth in Section 8.5 hereof may not be satisfied;

            (c)   by   the  Kali   Shareholders'   Rep  upon  a  breach  of  any
representation, warranty, covenant or agreement of PRI set forth in this Agreement such that either (or both) of the conditions set forth in Sections 9.1 or 9.2 hereof would not be satisfied; PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this Section 10.1(c) shall be available to the Kali Shareholders' Rep only after PRI shall have received written notice of such breach and a reasonable opportunity (of not less than twenty (20) Business
Days) to cure (to the extent curable) the same; or

            (d) by the Kali Shareholders' Rep or PRI, at any time after July 31, 2004, if the Closing shall not have occurred on or before July 31, 2004; PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this
Section 10.1(d) shall not be available to PRI, in the case of a breach of this Agreement by PRI, or to Kali, in the case of a breach of this Agreement by Kali, where such breach has been a principal cause of, or resulted in, the failure of the Closing to occur by such date.

            10.2. EFFECT OF TERMINATION. In the event that this Agreement is terminated pursuant to the provisions of Section 10.1 hereof, this Agreement shall forthwith become void and of no force and effect and there shall be no liability or obligation on the part of the Parties hereto (or any of their respective officers, directors, employees, agents or Affiliates), except that
(x) the provisions of this Section 10.2, the provisions of Sections 6.6, 10.3, 11 and 12 hereof shall continue to apply following any such termination and (y) subject to Section 10.3 hereof, nothing contained herein shall relieve any Party from liability for the breach of any of his/its representations, warranties, covenants or agreements contained in this Agreement prior to such termination; provided, that the maximum liability of Kali and the Kali Shareholders for a termination by PRI pursuant to Section 10.1(b)(i) hereof shall be $750,000 and the maximum liability of PRI for a termination by the Kali Shareholders' Rep pursuant to Section 10.1(c) hereof shall be $750,000.


            10.3. LIQUIDATED DAMAGES AND EXPENSES.
                  -------------------------------

            (a)   LIQUIDATED DAMAGES AND PERCENTAGE AMOUNT.
                  ----------------------------------------

                  (i) In the event that PRI shall determine not to continue with the transactions contemplated hereby or shall terminate this Agreement or otherwise to terminate negotiations, other than as expressly permitted by (and in accordance with) Section 10.1 hereof, PRI shall be required to pay to Kali in accordance with Section 10.3(b) hereof the sum of $15,000,000, which amount shall be paid, at PRI's option, by delivering to Kali $15,000,000 in cash or by
(x) delivering to Kali $5,000,000 in cash and (y) immediately  forgiving the PRI

Loan in whole, in each case as liquidated damages and the sole remedy, either of which amount PRI, Kali and the Kali Shareholders hereby acknowledge is reasonable and shall not constitute a penalty. Such amount shall not, except as provided in this Section 10.3(a)(i), be subject to offset or reduction by PRI.

                  (ii) In the event that Kali or any of the Kali Shareholders shall determine not to continue with the transactions contemplated hereby or shall terminate this Agreement or otherwise to terminate negotiations, other than as expressly permitted by (and in accordance with) Section 10.1 hereof, Kali and the Kali Shareholders shall, jointly and severally, be required to pay to PRI in accordance with Section 10.3(b) hereof the sum of $4,000,000 in cash, as liquidated damages and, subject to subsection (iv) below, the sole remedy, which amount PRI, Kali and the Kali Shareholders hereby acknowledge is reasonable and shall not constitute a penalty. Such amount shall not be subject to offset or reduction by Kali or the Kali Shareholders.

                  (iii) In the event that PRI shall terminate this Agreement pursuant to Section 10.1(b)(ii) hereof, subject to its compliance with Section
6.16 hereof, PRI shall immediately (x) forgive $5,000,000 of the outstanding principal of the PRI Loan and (y) extend the maturity date of the remaining $5,000,000 principal amount of such Loan until five (5) years after the effective date of such termination, with interest accruing but not payable until maturity, and with a provision for the payment of such obligation by Kali in cash or through its rendering of services to PRI as may be mutually and reasonably agreed to by PRI and Kali. In addition, PRI shall, upon Kali's written request, within two (2) months of such termination, loan to Kali up to an additional $7,500,000, bearing interest at the same rate as the PRI Loan and with a maturity date five (5) years from the date that such loan is made, with interest accruing but not payable until maturity and with a provision for the payment of such obligation by Kali in cash or through its rendering of services to PRI as may be mutually and reasonably agreed to by PRI and Kali (the "Additional Loan"). Notwithstanding the foregoing, if Kali or the Kali Shareholders shall close a transaction of a type contemplated by subsection (iv) below with Perrigo (or any of its Affiliates) within twelve (12) months of the effective date of termination pursuant to this subsection (iii), then the unpaid balance of each of the PRI Loan and any Additional Loan shall become due and payable (including all accrued and unpaid interest thereon) in full immediately upon such closing. PRI, Kali and the Kali Shareholders hereby acknowledge that the forgiveness of $5,000,000 of the principal of the PRI Loan, the extension of $5,000,000 of the principal of the PRI Loan and the making of the Additional Loan are the sole remedy and are reasonable and shall not constitute a penalty. Such amount shall not, except as provided in this Section 10.3(a)(iii), be subject to offset or reduction by PRI.

                  (iv) If, within six (6) months following a termination pursuant to Section 10.1(b)(i) hereof or within nine (9) months following a termination pursuant to Section 10.3(a)(ii) hereof, Kali or the Kali Shareholders shall enter into any agreement involving the sale (or series of related sales) of Kali (whether through a sale of all or substantially all of the assets or capital stock of Kali, including by a merger, consolidation or otherwise) to or with a Person that is not an Affiliate or Associate of Kali or any Kali Shareholder as of the Effective Date, then, subject to Section 11.7 hereof, Kali and the Kali Shareholders shall, upon the consummation of such transaction, jointly and severally, be required to pay to PRI in accordance with

Section 10.3(b) hereof, in cash, the sum equal to 100% of the amount by which, if any, the aggregate consideration amount received by Kali and the Kali Shareholders (and their Affiliates and Associates) in connection with such transaction (subject to subsequent modification to reflect any purchase price adjustments and indemnification payments or any other provision that reduces the consideration retained by Kali or the Kali Shareholders without any offsetting benefit to them) exceeds the Cash Purchase Price (the "Percentage Amount"), less, in respect of a termination pursuant to Section 10.3(a)(ii) hereof, $4,000,000 (if, but only if, the Percentage Amount shall exceed $4,000,000). The Kali Shareholders and Kali shall, in any definitive agreement setting forth the terms of a transaction that would give rise to the payment of a Percentage Amount, negotiate and provide for terms so that the Person acquiring Kali shall be required to pay the Percentage Amount if the Kali Shareholders breach their obligations pursuant to this Section 10.3(b)(iv) or Section 10.3(b) hereof.

                  (v) Upon the payment of a liquidated damages amount (and, if applicable, the Percentage Amount) due under this Section 10.3(a) hereof, all indemnification obligations of such payor under Section 11 hereof shall immediately terminate.

            (b) PAYMENT. Any liquidated damage payments required to be made pursuant to Sections 10.3(a) or 6.5 hereof shall be made as promptly as practicable, but not later than ten (10) Business Days after the event giving rise to the applicable liquidated damages. The Percentage Amount, if applicable, shall be paid on the closing date of any transaction(s) giving rise to the payment of the Percentage Amount. The liquidated damages and, if applicable, the Percentage Amount, shall be paid by wire transfer of immediately available funds to an account designated by the Party(ies) to which it is owed (the "Payee"). The Percentage Amount shall be paid in cash, and if there shall be non-cash consideration paid in any transaction giving rise to the obligation to pay the Percentage Amount, then such consideration shall be calculated at its fair value.

            (c) COLLECTION EXPENSES AND INTEREST. In the event that the Kali Shareholders or PRI, as the case may be (the "Payor") shall fail to pay the applicable liquidated damages or the Percentage Amount (if applicable) when due in accordance with Section 10.3(b) hereof, then the Payor shall additionally pay all costs and expenses actually incurred by the Payee and its Affiliates (including fees and expenses of legal counsel) in connection with the collection of such liquidated damages and the Percentage Amount (if applicable), and shall pay interest on such unpaid liquidated damages and the Percentage Amount (if applicable), commencing on the date that such damages or Amount became due until payment in full thereof, at a rate equal to the rate of interest publicly announced by the Chase Manhattan Bank, from time to time, in New York City, at such Bank's base rate plus two (2%) percent.


            11.   SURVIVAL; INDEMNIFICATION.
                  -------------------------


            11.1. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Notwithstanding any right of PRI to investigate the business and condition of Kali, PRI shall be entitled to rely upon the representations, warranties, covenants and agreements of Kali and the Kali Shareholders. All representations and warranties contained in this Agreement (including the Schedules hereto) and in all certificates (including the Estimated Closing Certificate) required hereby to be delivered shall be deemed to be representations and warranties hereunder and shall survive the Closing (or, if no Closing, the Effective Date) for a period ending nineteen (19) months from the Closing Date, except that the representations and warranties contained in (i) Sections 3.13 (Tax Matters) and
Section 4.7 (Eligible S Corporation Shareholder) hereof shall survive until thirty (30) days after expiration of the applicable statute of limitations, (ii)
Section 3.14  (Environmental  Matters)  hereof shall  survive  until thirty (30)
months from the Closing Date and (iii) Sections 3.3 (Capitalization; Options; Shareholder Rights), 4.1 (Authority to Execute and Perform Agreements; Enforceability) and 4.2 (Title to Kali Shares) hereof shall survive the Closing indefinitely. As of the respective expiration dates applicable thereto set forth above, such representations and warranties shall expire and be of no further force and effect, except that any representation or warranty that is the subject of a claim or dispute that was properly asserted in writing in accordance with this Section 11 prior to the applicable expiration date provided above shall survive with respect to such claim or dispute until the final resolution thereof. The covenants and agreements made by the Parties in this Agreement shall survive the Closing Date, without limitation, unless otherwise provided in such covenant or agreement; PROVIDED, HOWEVER, that the covenants and agreements contained in Section 6.1 hereof shall survive the Closing for a period ending nineteen (19) months from the Closing Date and the covenants and agreements set forth in Sections 6.2, 6.8, 6.14, 6.15, 6.17 and 6.18 hereof shall terminate on the Closing Date. Any limitation or qualification set forth in any one representation and warranty contained in Sections 3, 4 and 5 hereof shall not limit or qualify any other representation and warranty contained in such Sections. Each representation and warranty included in Sections 3, 4 and 5 is independent and shall be interpreted without regard to any other representation or warranty contained in Sections 3, 4 and 5 (including any more inclusive representation or warranty).


            11.2. INDEMNIFICATION.
                  ---------------

            (a) KALI'S AND KALI SHAREHOLDERS' AGREEMENTS TO INDEMNIFY. Subject to the other provisions of this Section 11, Kali (but only if there is not a Closing) and the Kali Shareholders (but, subject to Sections 10.3(a)(ii) and
(iv) and 10.3(b) hereof, only if there is a Closing) shall, jointly and severally, indemnify, defend and hold harmless PRI, its Affiliates (including Kali if there is a Closing) and their respective directors, officers, shareholders, agents, successors and permitted assigns from and against, and shall pay and reimburse the foregoing Persons for, (x) any and all Losses relating to or arising out of the breach (or alleged breach if asserted by a third party) of (i) any representation or warranty of any such Party(ies) contained in this Agreement or (ii) any covenant or agreement of any of such Party(ies) contained in this Agreement and (y) fifty (50%) percent of any and all Losses relating to Environmental Claims at the Facility attributable to the time(s) prior to its occupancy by Kali (the "Pre-Occupancy Losses"); PROVIDED, that, if the representations and warranties contained in Section 3.14 hereof relating to Environmental Claims at the Facility attributable to the time(s) prior to its occupancy by Kali are not correct in any material respect, one hundred (100%) percent of any and all of the Pre-Occupancy Losses shall be subject to indemnification; and PROVIDED, FURTHER, that one hundred (100%) percent of all Losses, including the Pre-Occupancy Losses, shall be applied to determine whether the Deductible (as defined hereafter) has been met. If the aggregate of Losses for all indemnification claims would exceed the Deductible, all Losses (other than the Pre-Occupancy Losses), on the one hand, and the Pre-Occupancy Losses alone, on the other hand, shall be applied to the Deductible on a PRO RATA basis, based on the amounts of such respective Losses.

            (b)   PRI'S  GENERAL  AGREEMENT TO  INDEMNIFY.  Subject to the other provisions of this Section 11, PRI shall indemnify, defend and hold harmless Kali (but only if there is not a Closing) and the Kali Shareholders (irrespective of whether there is a Closing) and their respective directors, officers, shareholders, agents, successors, heirs, legal beneficiaries and permitted assigns from and against, and shall pay and reimburse the foregoing Persons for, any and all Losses relating to or arising out of the breach (or alleged breach if asserted by a third party) of (i) any representation or warranty of PRI contained in this Agreement, (ii) any covenant or agreement of PRI contained in this Agreement or (iii) subject to the correctness of the representations and warranties of Kali and the Kali Shareholders contained herein, the operation of the business of Kali after the Closing Date.

            (c) PERRIGO MATTER. Prior to the Closing, subject to Sections 6.16 and 10.3(a)(v) hereof, PRI shall pay to or reimburse Kali and each Kali Shareholder for all legal costs and expenses reasonably incurred by them, and any settlement amounts effected by PRI, arising out of any claims or lawsuits asserted by Perrigo relating to its purported first refusal right, the Perrigo Offer or any purported violation thereof. If (but only if) the Closing shall occur, PRI shall, subject to Section 6.16 hereof, indemnify, defend and hold harmless the Kali Shareholders from and against, and pay and reimburse them for, all Losses incurred by them in connection with any claims or lawsuits asserted by Perrigo relating to its purported first refusal right, the Perrigo Offer or any purported violation thereof.

            (d) TAX TREATMENT OF CERTAIN PAYMENTS. Kali, the Kali Shareholders and PRI agree to treat any payments made under this Section 11 and Sections 6.5, 6.13(e) and 7 hereof as adjustments to the Purchase Price for Federal, state and local income tax purposes.


            11.3. PROCEDURES FOR INDEMNIFICATION.
                  ------------------------------

            (a) If any Party(ies) (the "Indemnitee") shall receive notice of a claim or the commencement of any action or proceeding with respect to which the other Party(ies) is obligated to provide indemnification (the "Indemnifying Party") pursuant to Sections 11.2(a), 11.2(b) or 11.2(c) hereof, the Indemnitee shall give the Indemnifying Party written notice thereof within a reasonable period of time following the Indemnitee's receipt of such notice. Such notice shall describe the claim in reasonable detail and shall indicate the amount (estimated, if appropriate) of the Losses that have been or may be sustained by the Indemnitee. The failure to so provide such notice shall not affect the Indemnifying Party's obligations hereunder, unless such Party is materially prejudiced as a result thereof. The Indemnifying Party may, subject to the other provisions of this Section 11.3, settle, compromise or defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any such matter involving the asserted liability of the Indemnitee in respect of a third-party claim. If the Indemnifying Party shall elect to settle, compromise or defend such asserted liability, it shall, within thirty (30) days (or sooner, if the nature of the asserted liability so requires), notify the Indemnitee of its intention to do so and the Indemnitee shall reasonably cooperate, at the request and reasonable expense of the Indemnifying Party, in the compromise or settlement of, or defense against, such asserted liability. In respect of any Environmental Claims, the Indemnifying Party shall conduct and control any investigation and remediation of such Environmental Claims subject to reasonable consultation with and the participation of the Indemnitee; PROVIDED, HOWEVER, that the Indemnitee shall have the right to reasonably approve the defense counsel representing the Indemnifying Party in any Environmental Matter;

PROVIDED, FURTHER, that, if the Kali Shareholders' Rep shall (or PRI, if the Kali Shareholders' Rep shall not) conduct or control the investigation and remediation in response to an indemnifiable claim relating to any Environmental Matter, such investigation and remediation shall be without prejudice to such Party's rights to indemnification or contribution from third parties. The Indemnifying Party shall not be released from any obligation to indemnify the Indemnitee hereunder with respect to such asserted claim without the prior written consent of the Indemnitee, unless the Indemnifying Party shall deliver to the Indemnitee a duly executed agreement settling or compromising such claim with no monetary liability to, or injunctive relief against, the Indemnitee and a complete release of the Indemnitee with respect thereto, which agreement shall not limit or impair the Indemnitee's ability to conduct its business. The Indemnifying Party shall have the right, except as provided below in this
Section 11.3, to conduct and control the defense of any third-party claim or action made for which it has been provided notice hereunder. All costs and fees incurred with respect to any such claim shall be borne by the Indemnifying Party. The Indemnitee shall have the right to participate in, but not control, at its own expense, the defense, compromise or settlement of any such claim; PROVIDED, HOWEVER, that if the Indemnitee and the Indemnifying Party shall have conflicting or different claims or defenses, then the Indemnifying Party shall not have control of such conflicting or different claims or defenses and the Indemnitee shall be entitled to appoint a separate counsel (but only one (1) counsel for such Indemnitee and any related Indemnitees) for such claims and defenses, at the cost and expense of the Indemnifying Party; PROVIDED, FURTHER, that if the Indemnifying Party shall not assume and pursue in a timely and diligent manner the settlement or defense of any third-party claim, the Indemnifying Party shall cede control of such claim and the Indemnitee shall be entitled to appoint a counsel of its choice for such defense, at the sole cost and expense of the Indemnifying Party. If the Indemnifying Party shall choose to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are reasonably required for such defense. If one or more of the Kali Shareholders shall seek indemnification hereunder, then such Indemnitee(s) shall, unless clearly impracticable, consolidate any claims or matters relating to indemnification into one proceeding, which, in accordance with Section 12.11(a) hereof, shall be controlled by the Kali Shareholders' Rep.


            11.4. LIMITATIONS.
                  -----------

            (a) Notwithstanding any provision contained in this Section 11 to the contrary, no Indemnitee shall be entitled to assert any claim for indemnification in respect of breach(es) of representations, warranties, covenants and agreements under Sections 11.2(a) or 11.2(b) hereof until such time as all claims for indemnification hereunder (including those under Section 7 hereof) by such Person (and all related Indemnitees) shall exceed $4,000,000 (the "Deductible"), after which the amount of all claims in excess of the Deductible (excluding the Deductible) shall be recoverable in full; PROVIDED, HOWEVER, that the aggregate dollar amount of PRI's individual and the Kali Shareholders' aggregate indemnification obligations hereunder shall not exceed $32,500,000 (the "Claims Limitation"), except (i) if the Indemnifying Party shall have made any representation or warranty contained herein that was fraudulent or (ii) for breaches of Sections 3.3, 3.13(l), 4.2, 4.7, 6.4, 6.5,
6.9 and 6.10 hereof, in either of which case and subject to the terms of such Sections, the Claims Limitation shall not apply and (in respect of clause (ii) above) any Losses in connection therewith shall not be included or calculated in determining whether the Claims Limitation has been exceeded. Notwithstanding any of the foregoing, (A) the Deductible shall not apply to or cover (x) any breach(es) of the representations and warranties contained in Sections 3.1 (other than the last two sentences thereof), 3.2, 3.3, 3.9(d) and (e), 3.13(l), 3.26, 3.27, 4.2, 4.7, 5.1, 5.5 or 5.6 hereof or in the Estimated Closing Certificate or of the covenants and agreements contained in Sections 6.4, 6.5, 6.9, 6.10, 6.12, 6.16 and 6.19 hereof or (y) subject to Sections 10.2 and 10.3(a) hereof, any breach(es) of the representations, warranties, covenants or agreements contained herein if the Closing does not occur and (B) the Deductible, in respect of any breach(es) of Section 6.1 hereof, shall be deemed to be $100,000.

            (b)   Notwithstanding  anything set forth in this Agreement,  except
(x) for the right to seek to specifically enforce the covenants contained in Sections 6.4, 6.9, 6.10, 6.14 and 6.16 under this Agreement, (y) as specifically provided in Sections 6.5, 6.13(e), 7 and 10 hereof and (z) for remedies that may not be waived as a matter of law, the sole and exclusive remedy of the Parties for breaches of the representations, warranties, covenants and agreements contained in this Agreement (and any certificate delivered pursuant hereto), or otherwise in connection with the transactions contemplated hereby, shall be limited to the indemnification rights set forth in this Section 11.


            11.5. RELATIONSHIP WITH CASH PURCHASE PRICE ADJUSTMENTS.
                  -------------------------------------------------

            (a) Notwithstanding any payment that may be due to PRI under the Cash Purchase Price adjustment provisions set forth in Sections 2.2(d) and 2.4 hereof, the indemnity provisions of Section 11.2(a) hereof shall remain in full force and effect, without any modification or diminution thereof.

            (b) Notwithstanding any payment that may be due to any Kali Shareholder under the Gross-Up provisions set forth in Section 2.5 hereof, the indemnity provisions of Sections 11.2(b) and 11.2(c) hereof shall remain in full force and effect, without any modification or diminution thereof.


            11.6. INDEMNIFICATION WAIVER. Effective upon the Closing, each of the Kali Shareholders hereby irrevocably waives any and all rights to indemnification or contribution from Kali, including any under the Kali Organizational Documents, in his or her capacity as a director, employee or officer of Kali, or as a trustee of any Kali Benefit Plan, to which he or she would otherwise have been entitled for all periods through the Closing Date, including in respect of the transactions contemplated hereby.


            11.7. ORDER OF INDEMNIFICATION. PRI agrees that if the Kali Shareholders are required to make any liquidated damage payments pursuant to
Section 6.5 hereof or make any indemnification payments pursuant to Sections 7 or 11.2(a) hereof, then such payments shall be sought first against Mr. Subramanian, then, only to the extent of any deficiency or failure to pay, against Ms. Subramanian and then, only to the extent of any deficiency or failure to pay, against the IS Trust and/or the AS Trust, equally; PROVIDED, HOWEVER, that with respect to Section 10.3 hereof, any payment of liquidated damages (or the Percentage Amount) required thereunder shall be sought first against Kali and then, only to the extent there is any deficiency or failure to pay, the Kali Shareholders.

            11.8. RESTRICTION ON TRANSFER. In order to secure any indemnification obligations that they have hereunder, Mr. Subramanian and Ms. Subramanian shall not, directly or indirectly, transfer more than $20,000,000 of the aggregate Cash Purchase Price received by them to their children (or any trust or similar vehicle formed for their benefit) or to any irrevocable trust or similar vehicle during the nineteen- (19) month period following the Closing Date.


            12.   MISCELLANEOUS.
                  --------------


            12.1. FEES AND EXPENSES. Each of the Kali Shareholders (and not Kali, other than as provided below) and PRI shall respectively pay all fees and expenses incurred by him/it, or on his/its behalf, in connection with the negotiation, execution and delivery of this Agreement (and the agreements contemplated hereby) and the consummation of the transactions contemplated hereby and thereby; PROVIDED, HOWEVER, that (i) Kali may pay the Kali Transaction Costs, on behalf of the Kali Shareholders, up to the aggregate limit set forth in Section 2.2(d)(v) hereof and (ii) Kali and PRI shall each bear fifty (50%) percent of the filing fees required under the HSR Act and ISRA.


            12.2. FURTHER ASSURANCES; COOPERATION. From time to time after the Closing, at the request of a Party hereto and at the expense of the Party(ies) so requesting, each Party agrees to execute and deliver to such requesting Party such documents and take such other action as such requesting party may reasonably request in order to consummate more effectively the transactions contemplated hereby. The Kali Shareholders and PRI shall reasonably cooperate with each other and provide each other with such assistance as reasonably may be requested by either Party, including with respect to the prosecution and defense of any third-party claims. The Party requesting assistance hereunder shall reimburse the Party providing assistance for all reasonable out-of-pocket expenses incurred by such Party in providing such assistance.


            12.3. NOTICES. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, sent by facsimile transmission or reputable overnight courier, or mailed (certified or registered mail, return receipt requested):

            IF TO PRI, TO:
            -------------

                  Pharmaceutical Resources, Inc.
                  One Ram Ridge Road
                  Spring Valley, NY  10977
                  Attn:  Thomas J. Haughey, General Counsel
                  Fax:  (201) 802-4223
                  with a copy (which shall not constitute notice) to:

                  Kirkpatrick & Lockhart LLP
                  599 Lexington Avenue
                  New York, NY  10022-6030
                  Attn: Stephen R. Connoni, Esq.
                        R. King Milling, Esq. Fax: (212) 536-3901

            IF TO KALI OR THE KALI SHAREHOLDERS PRIOR TO THE CLOSING, to:

                  Kali Laboratories, Inc.
                  400 Campus Drive
                  Somerset, NJ  08873
                  Attn:  President and Chief Executive Officer
                  Fax:  (732) 537-0900

            IF TO THE KALI SHAREHOLDERS AFTER THE CLOSING, to:

                  c/o Kali Laboratories, Inc.
                  400 Campus Drive
                  Somerset, NJ  08873
                  Attn:  Veerappan S. Subramanian, as the Kali Shareholders' Rep
                  Fax:  (732) 537-0900

                  with a copy (which shall not constitute notice) to:

                  Reitler Brown LLC
                  800 Third Avenue, 21st Floor
                  New York, NY 10022-7604
                  Attn:  Scott Rosenblatt, Esq.
                  Fax:  (212) 371-5500

or to such other Person or address as any Party shall specify by notice in writing to the other Party(ies). All such notices, requests, demands, waivers and other communications shall be deemed to have been received on the date on which so hand-delivered or telecommunicated or delivered by overnight courier or on the fifth Business Day following the date on which so mailed, except for a notice of change of address (which shall be effected in accordance with this Section 12.3), which shall be effective only upon receipt thereof.


            12.4. ENTIRE AGREEMENT. This Agreement, the other agreements contemplated hereby and the Schedules hereto and thereto contain the entire understanding of the Parties hereto with respect to the subject matter thereof. This Agreement supersedes all prior agreements and understandings, oral and written, with respect to its subject matter.


            12.5. SEVERABILITY. If any provision of this Agreement shall for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions of this Agreement, which other provisions shall remain in full force and effect and be enforced to the fullest extent permitted by applicable Law.


            12.6. BINDING EFFECT; ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors (including any purchaser of all or substantially all of the assets of a Party), heirs, legal beneficiaries and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated, directly or indirectly, by any Party hereto without the prior written consent of the other Party(ies); PROVIDED, HOWEVER, that PRI may assign and delegate this Agreement and any or all of its rights, interests and obligations hereunder to an Affiliate thereof. Upon any such permitted assignment, the references in this Agreement to the assigning party shall also apply to any assignee unless the context otherwise requires, but such assignment will neither relieve the assigning party of its obligations hereunder nor reduce the economic benefit hereunder to the Party not assigning this Agreement in the event that such assignee fails to perform such obligations in accordance with the terms of this Agreement.


            12.7. NO THIRD-PARTY BENEFICIARIES. This Agreement is not intended, and shall not be deemed, to confer upon or afford any Person (including any past or current employee of Kali), except the Parties hereto (and, with respect to
Section 11 hereof, any related Indemnitees) and their respective successors, heirs, legal beneficiaries and permitted assigns, any remedy, claim, cause of action or other right under or by reason of this Agreement.


            12.8. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.


            12.9. GOVERNING LAW. This Agreement and any claim related directly or indirectly to this Agreement shall be governed by and construed in accordance with the Laws of the State of New York.


            12.10. AMENDMENTS; WAIVERS. This Agreement may not be amended, modified or supplemented except pursuant to an instrument in writing signed by PRI and the Kali Shareholder's Rep. Any failure of Kali and the Kali Shareholders to comply with any term or provision of this Agreement may be waived by PRI at any time by an instrument in writing signed on behalf of PRI and any failure of PRI to comply with any term or provision of this Agreement may be waived by the Kali Shareholders' Rep at any time by an instrument in writing signed by the Kali Shareholders' Rep. Any such waiver or failure to insist upon strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

            12.11. APPOINTMENT AND DUTIES OF THE KALI SHAREHOLDERS' REP.
                   -----------------------------------------------------

            (a) Each of the Kali Shareholders hereby irrevocably appoints Mr. Subramanian to act as the Kali Shareholders' Rep on its and her behalf hereunder and under all other agreements and certificates contemplated by this Agreement (other than the Form 8023 and the Certificates of Non-Foreign Status), and the certificates required to be delivered pursuant to Sections 2.4(a) and 9.4 hereof and to perform its and her obligations hereunder and thereunder. Each of the

Kali Shareholders hereby irrevocably authorizes the Kali Shareholders' Rep to take such actions on its and her behalf and to exercise such powers as are provided to the Kali Shareholders' Rep by the terms and provisions of this Agreement (including Section 10 hereof), together with such actions and powers as are reasonably incidental thereto. All matters of indemnification involving any of the Kali Shareholders shall be solely controlled and conducted by the Kali Shareholders' Rep. Mr. Subramanian hereby irrevocably and unconditionally accepts such appointment as the Kali Shareholders' Rep.

            (b) PRI may rely upon written instructions from the Kali Shareholders' Rep with respect to the giving of any notices to any of the Kali Shareholders as an "Indemnitee" or "Indemnifying Party" hereunder or otherwise in connection with this Agreement. PRI shall not be liable for any acts or omissions of the Kali Shareholders' Rep in connection with the performance by the Kali Shareholders' Rep of his obligations hereunder. Each of the Kali Shareholders hereby irrevocably appoints the Kali Shareholders' Rep as its and her agent for purposes of the first sentence of this Section 12.11(b).


                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                         PHARMACEUTICAL RESOURCES, INC.


                              By: /S/ SCOTT TARRIFF
                                 ---------------------------------------------
                                 Name: Scott Tarriff
                                 Title:President and Chief Executive Officer



                              KALI LABORATORIES, INC.


                              By: /S/ VEERAPPAN SUBRAMANIAN
                                 ---------------------------------------------
                                 Name: Veerappan Subramanian, Ph.D.
                                 Title:   President and Chief Executive Officer



                              VGS HOLDINGS, INC.
                              (with respect to Sections 6.18 and 6.19 only)



                              By:/S/ VEERAPPAN SUBRAMANIAN
                                 ---------------------------------------------
                                 Name: Veerappan Subramanian, Ph.D.
                                 Title:   President and Chief Executive Officer


                                 /S/ VEERAPPAN SUBRAMANIAN
                                 ---------------------------------------------
                                 Veerappan Subramanian, Ph.D.




                                 /S/ GOVINDAMMAL SUBRAMANIAN
                                 ---------------------------------------------
                                 Govindammal Subramanian, Ph.D.

                              THE ANU SUBRAMANIAN IRREVOCABLE TRUST


                              By:/S/ VEERAPPAN SUBRAMANIAN
                                 ---------------------------------------------
                                 Name: Veerappan Subramanian, Ph.D.
                                 Title: Trustee

                              THE ILANGO SUBRAMANIAN IRREVOCABLE TRUST


                              By:/S/ VEERAPPAN SUBRAMANIAN
                                 ---------------------------------------------
                                 Name: Veerappan Subramanian, Ph.D.
                                 Title:   Trustee